PROSPECTUS SUPPLEMENT (To Prospectus dated May 14, 2004)

                                 $1,079,215,000
                                  (Approximate)

                        Bear Stearns ALT-A Trust 2004-10
                                     Issuer

                     Wells Fargo Bank, National Association
                  Master Servicer And Securities Administrator

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

  Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2004-10

      The trust will consist primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into two loan groups. The trust will issue the certificates which will represent the entire beneficial interest in the trust.

      The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

      You can find the principal balance, pass-through rate and certain other characteristics of the certificates, on page S-5 of this prospectus supplement. Only the certificates identified therein are offered hereby.

      Credit enhancement will consist of:

      o     excess  spread,   to  the  extent   described  in  this   prospectus
            supplement;

      o overcollateralization, to the extent described in this prospectus supplement; and

      o     subordination,   to  the  extent   described   in  this   prospectus
            supplement.

      The offered certificates may receive additional distributions in respect of interest from payments under the cap contracts as described herein.

      Consider carefully the risk factors beginning on page S-14 of this prospectus supplement before purchasing any certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 99.70% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See "Method of Distribution" in this prospectus supplement.

      The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about August 31, 2004.

                           Bear, Stearns & Co. Inc.
          The date of this prospectus supplement is August 27, 2004.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS ...................................................        S-4
RISK FACTORS .......................................................        S-14
DESCRIPTION OF THE MORTGAGE LOANS ..................................        S-24
   Special Characteristics of the Mortgage Loans ...................        S-25
   Index on the Mortgage Loans .....................................        S-25
THE MASTER SERVICER AND
THE SERVICERS ......................................................        S-27
   General .........................................................        S-27
   The Master Servicer .............................................        S-27
   The Servicers ...................................................        S-28
MORTGAGE LOAN ORIGINATION ..........................................        S-31
   The Originators .................................................        S-31
DESCRIPTION OF THE CERTIFICATES ....................................        S-34
   General .........................................................        S-35
   Book-Entry Registration .........................................        S-36
   Definitive Certificates .........................................        S-37
   Distributions on the Certificates ...............................        S-37
   Allocation of Realized Losses ...................................        S-41
   Excess Spread and Overcollateralization Provisions ..............        S-41
   Pass-Through Rates ..............................................        S-42
   Calculation of One-Month LIBOR ..................................        S-42
   Optional Purchase of Defaulted Loans ............................        S-43
THE CAP CONTRACTS ..................................................        S-43
YIELD AND PREPAYMENT
CONSIDERATIONS .....................................................        S-44
   General .........................................................        S-44
   Assumed Final Distribution Date .................................        S-47
   Weighted Average Lives ..........................................        S-47
   Prepayment Model ................................................        S-47
   Pricing Assumptions .............................................        S-47
   Decrement Tables ................................................        S-48
THE POOLING AND SERVICING
      AGREEMENT ....................................................        S-54
   General .........................................................        S-54
   Voting Rights ...................................................        S-54
   Assignment of Mortgage Loans ....................................        S-54
   Representations and Warranties ..................................        S-55
   Collection and Other Servicing Procedures .......................        S-56
   Hazard Insurance ................................................        S-57
   Realization Upon Defaulted Mortgage Loans .......................        S-58
Servicing Compensation and Payment of Expenses ....................         S-58
The Protected Accounts ............................................         S-59
The Master Servicer Collection Account ............................         S-59
The Distribution Account ..........................................         S-60
Certain Matters Regarding the
Master Servicer ...................................................         S-60
Events of Default .................................................         S-61
Monthly Advances ..................................................         S-62
Reports to Certificateholders .....................................         S-62
   Termination .....................................................        S-63
   The Trustee .....................................................        S-63
   The Securities Administrator ....................................        S-64
FEDERAL INCOME TAX CONSIDERATIONS ..................................        S-64
   Characterization of the Offered Certificates ....................        S-65
ERISA CONSIDERATIONS ...............................................        S-66
LEGAL INVESTMENT ...................................................        S-67
METHOD OF DISTRIBUTION .............................................        S-68
LEGAL MATTERS ......................................................        S-69
RATINGS ............................................................        S-69
GLOSSARY ...........................................................        S-71
ANNEX I ............................................................        S-81
MORTGAGE LOAN ASSUMPTIONS ..........................................        AX-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ......................        A-1

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      The issuer provides information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

      If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provide the pages on which these captions are located.

      The issuer may have filed preliminary information regarding the trust's assets and the certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

      Statements contained herein which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in those statements.

      The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

      NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SELLER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, EMC MORTGAGE CORPORATION, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF a CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                                  SUMMARY OF TERMS

      This summary highlights selected information appearing in greater detail elsewhere in this prospectus supplement and in the accompanying prospectus. To understand the offering, you should carefully read the entire prospectus supplement and prospectus. You can find the location of the meaning assigned to capitalized terms used but not defined in this summary in the glossary at the end of this prospectus supplement.

Issuer or Trust..................    Bear Stearns ALT-A Trust 2004-10.

Depositor........................    Structured  Asset  Mortgage  Investments II
                                     Inc.

Seller...........................    EMC Mortgage  Corporation,  an affiliate of
                                     the depositor.

Master Servicer..................    Wells Fargo Bank, National Association.

Servicers........................    EMC   Mortgage    Corporation,    or   EMC,
                                     GreenPoint   Mortgage  Funding,   Inc.,  or
                                     GreenPoint, and four other servicers, none of which will service more than 10% of the mortgage loans in the aggregate.

Cap Contract Provider............    Bear Stearns Financial Products Inc.

Trustee..........................    JPMorgan Chase Bank.

Securities Administrator.........    Wells Fargo Bank, National Association.

Cut-off Date.....................    August 1, 2004.

Closing Date.....................    On or about August 31, 2004.

Distribution Dates................   Distributions  on the offered  certificates
                                     will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in September 2004.

Offered Certificates..............   The  classes  of offered  certificates  and
                                     their  pass-through  rates and  certificate
                                     principal  balances  are set  forth  in the
                                     table  below.  The Trust  will  also  issue
                                     other certificates,  or Other Certificates,
                                     designated  as the  Class  R,  Class XP and
                                     Class B-IO certificates,  which classes are
                                     not   offered    under   this    prospectus
                                     supplement.

                              Offered Certificates
                             Offered Certificates

                               Initial
                              Certificate
            Pass-Through       Principal       Initial Rating
   Class        Rate            Balance         (S&P/Moody's)  Designation
   -----    -------------     ------------        -------     --------------
   I-A-1    Variable Rate     $175,000,000        AAA/Aaa     Group I Senior

   I-A-2    Variable Rate     $204,100,000        AAA/Aaa     Group I Senior

   I-A-3    Variable Rate      $95,542,000        AAA/Aaa     Group I Senior

  II-A-1    Variable Rate     $484,658,000        AAA/Aaa        Group II
                                                               Super/Senior
  II-A-2    Variable Rate      $53,851,000        AAA/Aaa        Group II
                                                               Senior/Support
    M-1     Variable Rate      $25,992,000        AA/Aa2          Crossed
                                                                Subordinate
    M-2     Variable Rate      $20,578,000         A/A2           Crossed
                                                                 Subordinate
    B-1     Variable Rate      $10,830,000       BBB+/Baa2        Crossed
                                                                Subordinate
    B-2     Variable Rate       $8,664,000       BBB/Baa3         Crossed
                                                                Subordinate
 Total Offered              $1,079,215,000
 Certificates


Other Information:

The pass-through rates on the certificates are described in detail on pages S-8 and S-9 in this prospectus supplement.

The Trust

The Depositor will establish a trust with respect to the Bear Stearns ALT-A Trust Series 2004-10 Certificates, pursuant to a pooling and servicing agreement dated as of August 1, 2004, among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Seller.

See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

Origination

Approximately 44.86% of the Group I mortgage loans and approximately 59.26% of the Group II mortgage loans are being acquired from EMC, who acquired them from various originators prior to the Closing Date. Approximately 16.14% of the Group I mortgage loans and approximately 26.61% of the Group II mortgage loans were originated by Greenpoint. The remainder of the mortgage loans were originated by various originators, none of which originated more than 10% of the mortgage loans.

Servicing

Approximately 64.73% of the mortgage loans are serviced by EMC and approximately 21.70% of the mortgage loans are serviced by GreenPoint. The remainder of the mortgage loans are serviced by four other servicers, none of which will service more than 10% of the mortgage loans in the aggregate.

The Mortgage Pool

The mortgage pool consists of first lien adjustable rate mortgage loans secured by one- to four-family residences and individual condominium units having original terms to stated maturity of 30 years or less.

The mortgage loans have been divided into two groups designated as the Group I mortgage loans and the Group II mortgage loans as more fully described below and in Schedule A to this prospectus supplement. The Class I-A-1, Class I-A-2 and Class I-A-3 certificates will be entitled to receive distributions solely with respect to the Group I mortgage loans and the Class II-A-1 certificates and Class II-A-2 certificates will be entitled to receive distributions solely with respect to the Group II mortgage loans, except under the limited circumstances described in this prospectus supplement. The subordinate certificates will be entitled to receive distributions from the mortgage loans in both loan groups, as described in this prospectus supplement.

After an initial fixed-rate period of one, two, three, five, seven or ten years, the interest rate on each mortgage loan, other than approximately 9.21% and 7.29% of the Group I mortgage loans and the Group II mortgage loans, respectively, which do not have an initial fixed period, will be adjusted monthly based on One-Month LIBOR or semi-annually based on Six-Month LIBOR to equal the related index plus the margin set forth in the related mortgage note, subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "Description of the Mortgage Loans" in this prospectus supplement. The related index is as described under "Description of the Mortgage Loans--Index on the Mortgage Loans" in this prospectus supplement.
Approximately 86.42% and 81.25% of the Group I mortgage loans and Group II mortgage loans, respectively, will require payment of interest only for the initial period set forth in the related mortgage note. Approximately 12.43% and 18.49% of the Group I mortgage loans and Group II mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note.

Mortgage Loan Characteristics

The following table summarizes the approximate characteristics of the mortgage loans and the related mortgaged properties in each loan group and in the aggregate as of the cut-off date. The principal balances of the Group II mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program. Additional information with respect to the mortgage loans can be found in Schedule A of this prospectus supplement. See "Description of the Mortgage Loans" in this prospectus supplement.

                                           Group I     Group II           Total
Number of Mortgage Loans..............       1,211        3,227           4,438
Aggregate Stated Principal Balance.... 507,367,176  576,638,503   1,083,005,679
Minimum Stated Principal Balance......      44,800       26,000          26,000
Maximum Stated Principal Balance......   3,990,000      631,200       3,990,000
Average Scheduled Principal Balance...     418,965      178,382         244,030
Minimum Mortgage Rate.................       3.000        2.500           2.500
Maximum Mortgage Rate.................       8.625        8.500           8.625
Weighted Average Mortgage Rate........       5.884        6.002           5.947
Weighted Average Net Rate.............       5.548        5.655           5.605
Minimum Remaining Term to Maturity             348          237             237
(months)..............................
Maximum Remaining Term to Maturity             360          360             360
(months)..............................
Weighted Average Remaining Term to
Maturity (months).....................         359          359             359
Weighted Average Original Loan-to-Value      75.59        79.34
Ratio(1)..............................                                    77.59
Top 3 Locations of Mortgage Property
California............................       46.64        25.50           35.40
Florida...............................        9.59        11.28           10.49
Georgia...............................      ------        12.35            8.34
Arizona...............................        6.71       ------          ------
Weighted Average Gross Margin.........       2.465        2.472           2.469
Weighted Average Cap at First Interest
Adjustment Date(2)....................       4.120        4.668           4.416
Weighted Average Periodic Cap(2)......       1.453        1.329           1.386
Weighted Average Maximum Lifetime
Mortgage Rate (per annum).............      11.555       11.476          11.513
Weighted Average Months to First
Interest Adjustment Date (months).....          42           45              44

(1) Loan-to-Value Ratios are calculated by taking the original loan principal balance and dividing it by the lesser of the original appraised value and sale price of the property for purchase loans and by the original appraised value for refinance loans.

(2) Based on a non-zero weighted average.


Description of the Certificates

General

The Class I-A-1, Class I-A-2 and Class I-A-3 certificates are sometimes referred to herein as the Class I-A certificates. The Class II-A-1 certificates and Class II-A-2 certificates are sometimes referred to herein as the Class II-A certificates. The Class I-A certificates and the Class II-A certificates are sometimes referred to herein as the senior certificates. The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinate certificates.

The Class M-1, Class M-2, Class B-1 and Class B-2 certificates are sometimes referred to herein as the subordinate certificates.

In addition, the Class R certificates (also referred to herein as the residual certificates) will represent the residual interests in the real estate mortgage investment conduits established by the trust. The Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates are sometimes referred to herein as the offered certificates.

The assumed final distribution date for the offered certificates is September 2034.

Record Date

For each class of offered certificates, and for any distribution date, the business day preceding the applicable distribution date so long as the offered certificates remain in book-entry form; and otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of offered certificates, $25,000 and multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

Pass-Through Rates

The pass-through rates on each class of offered certificates are as follows:

o The Class I-A-1 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the Group I mortgage loans, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class I-A-1 certificates and the first interest accrual period is expected to be approximately 1.98% per annum.

o The Class I-A-2 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the Group I mortgage loans, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class I-A-2 certificates and the first interest accrual period is expected to be approximately 1.86% per annum.

o The Class I-A-3 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the Group I mortgage loans, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class I-A-3 certificates and the first interest accrual period is expected to be approximately 2.14% per annum.

o The Class II-A-1 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the Group II mortgage loans, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class II-A-1 certificates and the first interest accrual period is expected to be approximately 1.97% per annum.

o The Class II-A-2 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the Group II mortgage loans, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class II-A-2 certificates and the first interest accrual period is expected to be approximately 2.09% per annum.

o The Class M-1 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the mortgage loans in each loan group, weighted in proportion to the related results of subtracting from the aggregate principal balance of each of the loan groups, the certificate principal balance of the related class or classes of senior certificates, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class M-1 certificates and the first interest accrual period is expected to be approximately 2.24% per annum.

o The Class M-2 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the mortgage loans in each loan group, weighted in proportion to the related results of subtracting from the aggregate principal balance of each of the loan groups, the certificate principal balance of the related class or classes of senior certificates, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class M-2 certificates and the first interest accrual period is expected to be approximately 2.74% per annum.

o The Class B-1 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the mortgage loans in each loan group, weighted in proportion to the related results of subtracting from the aggregate principal balance of each of the loan groups, the certificate principal balance of the related class or classes of senior certificates, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class B-1 certificates and the first interest accrual period is expected to be approximately 3.44% per annum.

o The Class B-2 certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the mortgage loans in each loan group, weighted in proportion to the related results of subtracting from the aggregate principal balance of each of the loan groups, the certificate principal balance of the related class or classes of senior certificates, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the Class B-2 certificates and the first interest accrual period is expected to be approximately 3.44% per annum.

The related margin for the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will be 0.34%, 0.22%, 0.50%, 0.33%, 0.45%, 0.60%, 1.10%, 1.80% and 1.80% per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will be 0.68%, 0.44%, 1.00%, 0.66%, 0.90%, 0.90%, 1.65%, 2.70% and 2.70% per annum, respectively.

If on any distribution date, the pass-through rate for a class of offered certificates is based on the net rate cap as described in this prospectus supplement, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate been calculated based on the lesser of (a) one-month LIBOR plus the related margin and (b) 11.50% per annum. However, the shortfalls described in this paragraph may be covered by excess cashflow or by the cap contracts as described in the prospectus supplement.

Distributions on the Certificates

General. The issuer will make distributions with respect to each class of certificates primarily from certain collections and other recoveries on the mortgage loans.

Interest Payments: In general, on each distribution date holders of the offered certificates will be entitled to receive:

o the interest that has accrued on the certificate principal balance of the related certificates at the applicable pass-through rate during the related interest accrual period, and

o  any interest due on a prior distribution date that was not paid, less

o  interest shortfalls allocated to the related certificates.

Interest on the offered certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

Each class of certificates may receive additional interest distributions from payments under the related cap contract, and in the case of the subordinate certificates, the cap contracts related to the Class I-A and Class II-A certificates, as described below under "The Cap Contracts".

Principal Payments: On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

o  principal payments on the mortgage loans, and

o until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

Distributions of principal and interest to the holders of the Class I-A certificates and the Class II-A certificates will be derived solely from collections on the Group I and the Group II mortgage loans, respectively, except under the limited circumstances described in this prospectus supplement.

Distributions to Certificateholders will be made as follows:

                                     Step 1

Distributions of interest to the offered certificates, and payment of interest shortfalls in the case of the senior certificates, in the following order of priority:

o First, from interest collections derived from the related loan group, and then from remaining interest collections derived from the other loan group, to the Class I-A and Class II-A certificates, as applicable;

o  Second, to the Class M-1 certificates;

o  Third, to the Class M-2 certificates;

o  Fourth,  to the  Class  B-1  certificates;  and

o  Fifth, to the Class B-2 certificates.

                                     Step 2

Distributions of principal to the offered certificates, including distributions of additional principal to such certificates from excess cashflow until the required level of overcollateralization is reached, in the following order of priority:

o First, from principal collections and advances derived from the related loan group, to the Class I-A and Class II-A certificates, as applicable;

o  Second, to the Class M-1 certificates;

o  Third, to the Class M-2 certificates;

o  Fourth, to the Class B-1 certificates; and

o  Fifth, to the Class B-2 certificates.


                                     Step 3

Distributions of excess cashflow to the offered certificates for payment of unpaid interest shortfalls and unpaid realized losses in the following order of priority:

o First, to the Class I-A and Class II-A certificates, pro rata in accordance with the amount owed to each such class;

o  Second, to the Class M-1 certificates;

o  Third, to the Class M-2 certificates;

o  Fourth, to the Class B-1 certificates; and

o  Fifth, to the Class B-2 certificates.

                                    Step 4

Distributions to certain offered certificates from excess cashflow to cover basis risk shortfalls in the order of priority described in this prospectus supplement.

                                     Step 5

Distributions of excess cashflow to the non-offered certificates (other than the Class XP certificates).

Each class of certificates may receive additional interest distributions from payments under the related cap contracts, and in the case of the subordinate certificates, the cap contracts related to the Class I-A and Class II-A certificates, as described below under "The Cap Contracts".

You should review the priority of payments described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

Advances

Each Servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, generally to the extent that such Servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related Servicer fails to make any required advances, the Master Servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "The Pooling and Servicing Agreement--Monthly Advances" in this prospectus supplement.

Credit Enhancement -- General

Credit   enhancement   provides  limited  protection  to  holders  of  specified
certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Excess Spread and Overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and related trust expenses will be used to reduce the total principal balance of the certificates until a required level of overcollateralization has been achieved.

See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Subordination; Allocation of Losses

By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

Among the classes of subordinate certificates, the Class M-1 certificates will have payment priority over the Class M-2, Class B-1 and Class B-2 certificates, the Class M-2 certificates will have payment priority over the Class B-1 certificates and Class B-2 certificates, and the Class B-1 certificates will have payment priority over the Class B-2 certificates.

In general, this loss protection is accomplished by allocating any realized losses in excess of available excess spread and any current overcollateralization to the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero and then allocating any loss to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses will be allocated, in the case of realized losses on the Group I mortgage loans, to each class of the Class I-A certificates, on a pro rata basis, until the Certificate Principal Balance of each such class has been reduced to zero, and in the case of realized losses on the Group II mortgage loans, first to the Class II-A-2 certificates until the Certificate Principal Balance of the Class II-A-2 certificates has been reduced to zero, and then to the Class II-A-1 certificates.

See "Description of the Certificates--Allocation of Realized Losses" in this prospectus supplement.

The Cap Contracts

Each class of offered certificates will be entitled to the benefits provided by the related cap contract. In addition, the subordinate certificates may receive payments under the cap contracts related to the Class I-A and Class II-A certificates. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class I-A, the Class II-A and the subordinate certificates as a result of the cap contracts.

See "The Cap Contracts" in this prospectus supplement.

Optional Termination

At its option, EMC or its designee may repurchase from the trust all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates after the stated principal balance of the mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 20% of the stated principal balance of the mortgage loans as of the cut-off date.

See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus.

ERISA Considerations

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:



                      Ratings
              ------------------------
    Class       Moody's        S&P
------------- ----------- ------------
Class I-A-1       Aaa          AAA
Class I-A-2       Aaa          AAA
Class I-A-3       Aaa          AAA
Class II-A-1      Aaa          AAA
Class II-A-2      Aaa          AAA
Class M-1         Aa2          AA
Class M-2          A2           A
Class B-1         Baa2         BBB+
Class B-2         Baa3         BBB

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

The Class I-A, Class II-A and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA. The Class M-2, Class B-1 and Class B-2 certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters "in the prospectus.

                                    RISK FACTORS

      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

      The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

      The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

      Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

      The subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates will receive regular payments of interest and principal and to provide the holders of the senior certificates with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses will be allocated, in the case of realized losses on the Group I mortgage loans, to each class of the Class I-A certificates, on a pro rata basis, until the Certificate Principal Balance of each such class has been reduced to zero, and in the case of realized losses on the Group II mortgage loans, first to the Class II-A-2 certificates until the Certificate Principal Balance of the Class II-A-2 certificates has been reduced to zero, and then to the Class II-A-1 certificates. Accordingly, if the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates.

      The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the seller, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

      The Mortgage Loans Are Concentrated in the State of California, Which May Present a Greater Risk of Loss with Respect to such Mortgage Loans.

      Approximately 46.64% and 25.50% of the Group I mortgage loans and Group II mortgage loans, respectively, as of the cut-off date are secured by property in California. Property in certain regions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

      o economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

      o declines in a region's residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and

      o any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

      Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

      Hurricane Charley May Adversely Affect the Mortgage Loans.

      On August 13, 2004, as a result of damage caused by Hurricane Charley, 25 counties in Florida were declared federal disaster areas eligible for federal disaster assistance. The seller will make a representation and warranty that, except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage loan is free of material damage and is in good repair. In the event that a mortgaged property is materially damaged as of the closing date due to Hurricane Charley, the seller will be required to repurchase the related mortgage loan from the trust. As of the cut-off date, approximately 4.87% of the mortgage loans (by aggregate unpaid principal balance of the mortgage loans) were secured by mortgaged properties located in these counties. In addition, other counties may have been affected by the storms and therefore additional mortgaged properties may be affected by the storms. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by Hurricane Charley. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

      The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, Which May Present a Greater Risk of Loss with Respect to the Mortgage Loans.

      Some of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit
mortgagors.    These   credit    characteristic    include    mortgagors
whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

      Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

      As of the cut-off date, approximately 86.42% and 81.25% of the Group I mortgage loans and Group II mortgage loans, respectively, have an initial interest only period. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

      Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

      The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

      The yield to maturity on the offered certificates will depend, in general, on:

      o     the applicable purchase price; and

      o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

      The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

      In general, if the offered certificates are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group or groups and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 27.74% and 21.48% of the Group I mortgage loans and Group II mortgage loans, respectively, a prepayment within four, six or seven months or one, two, two and a half, three, four or five years of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "Description of the Mortgage Loans" in this prospectus supplement.

      Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

      Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at time when reinvestment at comparable yields may not be possible.

      During at least the first three years after the closing date, the entire amount of prepayments of principal with respect to the mortgage loans will be allocated to the senior certificates, as described in this prospectus supplement, unless the certificate principal balance of the senior certificates has been reduced to zero. This will accelerate the amortization of the senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

      For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield and Prepayment Considerations" in this prospectus supplement, including the tables entitled "Percent of Initial Principal Amount Outstanding" in this prospectus supplement.

      A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

      The primary servicing for certain of the mortgage loans will be transferred to EMC on or before September 1, 2004. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

      The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

      When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, "subordinated classes" means:

      o     with  respect to the senior  certificates:  the Class M-1, the Class
            M-2,  the  Class  B-1  and  the  Class  B-2   certificates  and  any
            overcollateralization;

      o with respect to the Class M-1 certificates: the Class M-2, the Class B-1 and the Class B-2 certificates and any overcollateralization;

      o     with  respect  to  the  Class  M-2   certificates:   the  Class  B-1
            certificates    and   the   Class   B-2    certificates    and   any
            overcollateralization;

      o     with  respect  to  the  Class  B-1   certificates:   the  Class  B-2
            certificates and any overcollateralization; and

      o     with    respect    to    the    Class    B-2    certificates:    any
            overcollateralization.

      Credit enhancement for the certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses in excess of any available excess spread and any current overcollateralization are allocated to the subordinate certificates, beginning with the Class B-2 certificates, until the principal amount of that class has been reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining subordinated class or classes of certificates and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

      The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class B-1 and Class B-2 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balances of the Class B-2, Class B-1, Class M-2 and Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

      Unless the certificate principal balances of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in September 2007 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average life of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

      In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

      Credit Enhancement May be Inadequate to Cover Losses and/or to Build Overcollateralization

      The mortgage loans are expected to generate more interest than is needed to pay interest on the related offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the related certificates. If the mortgage loans generate more interest than is needed to pay interest on the related offered certificates and trust fund expenses, such "excess spread" will be used to make additional principal payments on the offered certificates, which will reduce the total principal balance of the offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the required level of overcollateralization will be met. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

      The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

      The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates.

      The Net Rate Cap May Reduce the Yields on the Offered Certificates.

      The pass-through rates on the offered certificates are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the mortgage loans in the related loan group, or in the case of the subordinate certificates, subject to a net cap rate equal to the weighted average of the net rates of the mortgage loans in each loan group, weighted in proportion to the related results of subtracting from the aggregate principal balance of each of the loan groups, the certificate principal balance of the related class or classes of senior certificates, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, as described in this prospectus supplement. If on any distribution date the pass-through rate for a class of offered certificates is limited to the applicable net rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable net rate cap. The holders of those certificates will not be entitled to recover any resulting shortfall in interest on that distribution date or on any other distribution date except to the extent of excess cashflow available for that purpose or to the extent of available amounts received from the cap contracts. If mortgage loans with relatively higher mortgage rates prepay or default, the applicable net rate cap would result in lower interest than otherwise would be the case.

      The Offered Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

      The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the applicable net rate cap on the Class I-A, Class II-A and the subordinate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap, the interest rate on the related certificates will be reduced to the net rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

      To the extent interest on the offered certificates is limited to the applicable net rate cap, the difference between such net rate cap and the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap will create a shortfall. This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the cap contracts. However, payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and the assumed principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

      In addition, although the Class I-A, Class II-A and the subordinate certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

      To the extent that payments on the Class I-A, Class II-A and the subordinate certificates depend in part on payments to be received under the cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

      The cap contracts terminate in accordance with their terms on the dates set forth in the related cap contract. This date was selected based on certain prepayment assumptions regarding the mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the cap contracts. If prepayments on such mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the cap contracts will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this prospectus supplement.

      The Securities Are Not Suitable Investments for All Investors.

      The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

      Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

      Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

      The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

      No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

      The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

      It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-12 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

      The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

      Some or all of the  mortgage  loans  included  in the  trust  fund will be
non-recourse   loans  or  loans  for  which   recourse  may  be   restricted  or
unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

      The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

      To the extent that servicers or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

      Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

      Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

      On the closing date, the mortgage loan seller will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

      The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers' Civil Relief Act and Similar State Laws.

      The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

                        DESCRIPTION OF THE MORTGAGE LOANS

      All of the mortgage loans will be acquired by the Depositor on the date of issuance of the certificates from the Seller, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Seller acquired the mortgage loans from various originators pursuant to various purchase agreements or similar agreements.

      The mortgage pool will consist of approximately 4,438 mortgage loans with an approximate aggregate unpaid principal balance as of the Cut-off Date of $1,083,005,679. The mortgage loans have been divided into two groups, Loan Group I and Loan Group II, each a Loan Group, designated as the Group I mortgage loans and the Group II mortgage loans. The mortgage pool consists of mortgage loans which are first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units and having original terms to maturity of 30 years or less. The principal balance of each Group II mortgage loan will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

      The mortgage loans are being serviced as described below under "The Master Servicer and the Servicers." The mortgage loans were originated in accordance with the guidelines described in "Mortgage Loan Origination" below.

      Unless otherwise indicated, all percentages of the mortgage loans described in this prospectus supplement are approximate percentages of the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date. The paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage pool.1

      For any distribution date, the Due Date for a mortgage loan will be the date in each month on which its monthly payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

      Any mortgage loan may be prepaid in full or in part at any time. However, certain of the mortgage loans provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note. The holders of the Class XP Certificates will be entitled to the prepayment charges received on the mortgage loans. No prepayment charges will be available for distribution on the other classes of Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

      After an initial fixed-rate period, except with respect to approximately 9.21% and 7.29% of the Group I mortgage loans and Group II mortgage loans, respectively, which do not have an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various indices. The mortgage loans which do not have an initial fixed-rate period of one, two, three, five, seven or ten years, will be adjusted monthly based on One-Month LIBOR or semi-annually based on Six-Month LIBOR, to equal the related index, or Index, plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, or Gross Margin, generally subject to rounding and to certain other limitations (including generally a maximum lifetime mortgage rate and in certain cases a minimum

-----------------------
1 The description herein and in Schedule A hereof of the Mortgage Loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) principal prepayments thereof in full prior to August 1, 2004,
   (ii) requirements of Moody's or S&P or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI II believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each adjustment date as specified in the related mortgage note.

      For any mortgage loan, the Loan-to-Value Ratio is the principal balance at origination divided by the lesser of (i) the sales price and (ii) the original appraised value of the related mortgaged property, except in the case of a refinanced mortgage loan, in which case the appraised value is used. The mortgage loans with Loan-to-Value Ratios, at origination exceeding 80% are covered by Primary Insurance Policies (as defined in the prospectus), except in the case of 0.09% of the Group I mortgage loans. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Primary Mortgage Insurance Policies" in the prospectus.

Special Characteristics of the Mortgage Loans

      Interest Only Loans. Approximately 0.89%, 32.94%, 13.71%, 0.36% and 38.52% of the Group I mortgage loans will receive interest only for the first two, three, five, seven and ten years, respectively, and thereafter will receive interest and principal to fully amortize the mortgage loan over the remaining term. Approximately 1.03%, 19.69%, 11.27%, 0.17% and 49.09% of the Group II mortgage loans will receive interest only for the first two, three, five, seven or ten years, respectively, and thereafter will receive interest and principal to fully amortize the mortgage loan over the remaining term.

      Assumable Mortgage Loans. Approximately 12.43% and 18.49% of the Group I mortgage loans and Group II mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note. See "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

      Approximately 0.78% and 0.72% of the Group I mortgage loans and Group II mortgage loans, respectively, are covered by a lender-paid primary mortgage insurance policy. The weighted average Lender-Paid PMI Rates for the Group I mortgage loans and Group II mortgage loans which are covered by a lender-paid primary mortgage insurance policy are approximately 0.682% and 0.804%, respectively.

Index on the Mortgage Loans

      Six-Month LIBOR. Approximately 58.68% and 73.96% of the Group I mortgage loans and Group II mortgage loans, respectively, and approximately 66.80% of the mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

      The following does not purport to be representative of future levels of Six-Month LIBOR . No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                           Six-Month LIBOR
-------------------     -------------------------------------------------------
Date                    1998    1999     2000    2001    2002     2003    2004
-------------------     ----    ----     ----    ----    ----     ----    -----
January 1..........     5.84%    5.07%   6.13%    6.20%   2.03%   1.38%    1.22%
February 1.........     5.63     4.97    6.29     5.26    2.08    1.35     1.21
March 1............     5.70     5.13    6.33     4.91    2.04    1.34     1.17
April 1............     5.75     5.06    6.53     4.71    2.36    1.23     1.16
May 1..............     5.81     5.04    6.73     4.30    2.12    1.29     1.38
June 1.............     5.75     5.25    7.11     3.98    2.08    1.21     1.60
July 1.............     5.78     5.65    7.00     3.91    1.95    1.12     1.89
August 1...........     5.75     5.71    6.89     3.69    1.87    1.21
September 1........     5.59     5.92    6.83     3.45    1.80    1.20
October 1..........     5.25     5.96    6.76     2.52    1.71    1.18
November 1.........     4.98     6.12    6.72     2.15    1.60    1.23
December 1.........     5.15     6.06    6.64     2.03    1.47    1.27

      One-Year LIBOR. Approximately 36.12% and 22.82% of the Group I mortgage loans and Group II mortgage loans, respectively, and approximately 29.06% of the mortgage loans in the aggregate, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

      The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.



                                             One-Year LIBOR
-----------------------    ---------------------------------------------------
Date                       1999     2000     2001     2002     2003      2004
-----------------------    ----     ----     ----     ----     ----      -----
January 1..............    5.06%    6.75%    5.17%    2.49%    1.45%     1.48%
February 1.............    5.40     6.76     4.88     2.43     1.38      1.37
March 1................    5.25     6.94     4.67     3.00     1.28      1.35
April 1................    5.23     7.10     4.44     2.63     1.36      1.81
May 1..................    5.56     7.50     4.24     2.59     1.21      2.08
June 1.................    5.84     7.18     4.18     2.28     1.19      2.11
July 1.................    5.89     7.08     3.82     2.09     1.16      2.38
August 1...............    6.06     6.97     3.56     1.90     1.44
September 1............    6.04     6.80     2.64     1.73     1.45
October 1..............    6.25     6.73     2.27     1.64     1.24
November 1.............    6.27     6.56     2.39     1.73     1.48
December 1.............    6.50     6.00     2.44     1.45     1.60


      One-Year U.S. Treasury. With respect to approximately 0.35% of the Group II mortgage loans and approximately 0.19% of the mortgage loans in the aggregate, the Index will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, or One-Year U.S. Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

      One-Month LIBOR. Approximately 5.20% and 2.87% of the Group I mortgage loans and Group II mortgage loans, respectively, and approximately 3.96% of the mortgage loans in the aggregate, will adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                      THE MASTER SERVICER AND THE SERVICERS

General

      Wells Fargo Bank, National Association, or Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, or the Agreement, among the Depositor, EMC, the Master Servicer, the Securities Administrator and the Trustee.

      Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, or Servicing Agreements, each of which will be assigned to the Trust pursuant to the Agreement and various Assignment, Assumption and Recognition Agreements among the related Servicer, EMC and the Trustee on behalf of the Certificateholders; provided, however, that EMC will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related mortgage loans itself. Under some circumstances, expenses incurred by the Master Servicer in connection with a servicing transfer may be reimbursed from the Trust.

      The information set forth in the following paragraphs with respect to Wells Fargo and the Servicers has been provided by the respective party. None of the Depositor, the Seller, the Securities Administrator, the Underwriter, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information, other than the Seller as to itself.

The Master Servicer

      Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

      EMC, GreenPoint and four other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, collectively referred to as the Servicers, will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the Trust on the Closing Date.

      The following table shows the percentage of the mortgage loans which are or will be serviced by the various Servicers.

                                      Percentage of
                 Name of Servicer     Mortgage Loans
               ------------------     --------------
               EMC                        64.73%
               GreenPoint                 21.70%
               Others                     13.56%

      The information set forth below in this section describes the Servicers which will service more than 10% of the mortgage loans in the aggregate.

EMC

      The information set forth in the following paragraphs has been provided by EMC Mortgage Company, or EMC. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      EMC, a wholly owned subsidiary of The Bear Stearns Companies Inc., was established as a full line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non investment grade" up to and including mortgaged properties acquired through foreclosure or deed in lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

      The principal business of EMC has been the resolution of non performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

      o performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

      o non investment grade, sub performing loans, non performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non performing collateral transactions.

      EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of May 31, 2004, EMC was servicing approximately $17.5 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

      The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                    Delinquency and Foreclosure Experience 1

                                          As of November 30, 2001                     As of November 30, 2002
                                   --------------------------------------       --------------------------------------
                                                                  % by                                         % by
                                   No. of        Principal      Principal       No. of      Principal        Principal
                                    Loans        Balance 2        Balance       Loans        Balance 2        Balance
                                   -------    --------------      ------        -------  ---------------      ------
Current Loans...............        76,892    $4,291,550,897       58.30%       107,444   $6,863,380,896       62.44%
Period of Delinquency 3.....
   30-59 Days...............        14,425       795,817,499        10.81        17,455    1,044,663,778         9.50
   60-89 Days...............         4,935       279,727,400         3.80         6,524      401,534,696         3.65
   90 Days or more..........        10,257       530,744,768         7.21        13,797      686,521,557         6.25
Foreclosure/bankruptcies 4..        19,054     1,213,468,377        16.48        24,299    1,663,845,463        15.14
Real Estate Owned...........         4,234       249,853,497         3.39         5,014      331,882,863         3.02
                                   -------    --------------      ------        -------  ---------------      ------
Total Portfolio.............       129,795    $7,361,162,438      100.00%       174,533  $10,991,829,253      100.00%
                                   =======    ==============      ======        =======  ===============      ======


                                        As of November 30, 2003                        As of May 31, 2004
                                   --------------------------------------       --------------------------------------
                                                                  % by                                         % by
                                   No. of        Principal      Principal       No. of      Principal        Principal
                                    Loans        Balance 2        Balance       Loans        Balance 2        Balance
                                   -------    --------------      ------        -------  ---------------      ------
Current Loans...............       116,121    $8,638,124,015       68.08%       130,258  $13,389,427,656       76.57%
Period of Delinquency 3.....
   30-59 Days...............        17,011     1,092,638,661         8.61        15,264    1,162,183,549         6.65
   60-89 Days...............         6,194       405,096,220         3.19         5,623      422,391,244         2.42
   90 Days or more..........        15,417       760,682,618         5.99        14,624      779,661,892         4.46
Foreclosure/bankruptcies 4..        20,652     1,497,106,926        11.80        20,525    1,497,981,103         8.57
Real Estate Owned..........          3,553       295,106,372         2.33         2,676      235,309,822         1.35
                                   -------   ---------------      ------        -------  ---------------      ------
Total Portfolio.............       168,948   $12,688,754,812      100.00%       188,970  $17,486,955,266      100.00%
                                   =======   ===============      ======        =======  ===============      ======

1 the table shows mortage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

2 For the REO properties, the principal balance is at the time of foreclosure.

3 No mortgage loan is included in this table as delinquent until it is 30 days past due.

4 Exclusive of the number of loans and principal balance shown in the period of delinquency.

      Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

GreenPoint

      The information set forth in the following paragraphs has been provided by GreenPoint. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The principal executive offices of GreenPoint are located at 100 Wood Hollow Drive, Novato, California 94945. As of December 31, 2003, GreenPoint's servicing portfolio consisted of approximately 212,711 loans. GreenPoint may perform its duties through one or more subservicers. For a more detailed description of GreenPoint, please see "Mortgage Loan Origination--The Originators--GreenPoint" in this prospectus supplement.

      On February 16, 2004, GreenPoint Financial Corp. and North Fork Bancorporation, Inc. announced that they had signed a definitive agreement in which North Fork Bancorporation, Inc. will acquire GreenPoint Financial Corp. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions. GreenPoint expects that the transaction will be completed during the third or fourth quarter of 2004.

      The information set forth in the following paragraphs has been provided by GreenPoint. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      Delinquency and Foreclosure Experience

      The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

        Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                             (dollars in thousands)

                                                           At December 31,                                  At June 30,
                                  ------------------------------------------------------------------  ----------------------
                                         2003                  2002                   2001                     2004
                                  --------------------  --------------------  ----------------------  ----------------------
                                              Percent               Percent                Percent                  Percent
                                                of                    of                      of                      of
                                   Number    Servicing  Number     Servicing  Number of    Servicing   Number of   Servicing
                                  of Loans   Portfolio  of Loans   Portfolio   Loans       Portfolio    Loans      Portfolio
                                  --------   ---------  --------   ---------   -----       ---------    -----      ---------
Total Portfolio*.............      212,711     6.20%    198,483     6.73%     195,786       6.71%      246,479       4.43%

Period of Delinquency
  30-59 days.................        6,381     3.00%      7,026     3.54%       7,488       3.82%       5,509        2.24%
  60-89 days.................        2,056     0.97%      2,101     1.06%       2,065       1.05%       1,383        0.56%
  90 days or more............        1,922     0.90%      1,910     0.96%       1,529       0.78%       1,617        0.66%

Total Delinquencies
  (excluding Foreclosures)**.       10,359     4.87%     11,037     5.56%      11,082       5.66%       8,509        3.45%

Foreclosures Pending.........        2,831     1.33%      2,319     1.17%       1,999       1.02%       2,415        0.98%



* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

                            MORTGAGE LOAN ORIGINATION

The Originators

      Approximately 44.86% of the Group I mortgage loans and approximately 59.26% of the Group II mortgage loans (or, collectively, the EMC Loans) are being acquired by EMC, who acquired them from various sellers prior to the Closing Date. Approximately 16.14% of the Group I mortgage loans and approximately 26.61% of the Group II mortgage loans (or, collectively, the GreenPoint Loans) were originated by GreenPoint. The remainder of the mortgage loans were originated by various other originators, none of which originated more than 10% of the mortgage loans. In addition to the following, the originators also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector and will have documentation as required by such systems. These mortgage loans are treated in this prospectus supplement as if they were originated with full or alternative documentation.

EMC

      Approximately 52.51% of the mortgage loans have been acquired by EMC from various sellers and were originated generally in accordance with the following underwriting guidelines established by EMC.

EMC Underwriting Guidelines

      The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans. EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

      The mortgage loans originated by EMC, or EMC mortgage loans, are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans were originated or purchased by EMC and were generally underwritten in accordance with the standards described herein.

      Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

      Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

      With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $400,000, up to 95% for EMC mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $400,000 and up to 90% for EMC mortgage loans secured by one-to-four family, primary residences with original principal balances of up to $650,000 are generally allowed. EMC mortgage loans with principal balances up to $1,000,000, or super jumbos, are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related EMC mortgage loan.

      With respect to EMC mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 95% for EMC mortgage loans with original principal balances up to $1,000,000 are permitted. EMC mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination - typically below 80%. For cash out refinance loans, the maximum loan-to-value ratio can be as high as 95% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

      Except in the case of 0.09% of the Group I mortgage loans, each EMC mortgage loan with an original loan-to-value ratio at origination exceeding 80%, has a primary mortgage insurance policy insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

      Each lender also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

GreenPoint

      Approximately  21.70% of the mortgage loans have been originated generally
in  accordance  with  the  following  underwriting   guidelines  established  by
GreenPoint.

      The following is a description of the underwriting policies customarily employed by GreenPoint with respect to the residential mortgage loans that GreenPoint originated during the period of origination of the mortgage loans. GreenPoint has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

      GreenPoint, a New York corporation, is a wholly owned subsidiary of GreenPoint Financial Corp., a national specialty housing finance company. GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

      GreenPoint is headquartered in northern California with production branches throughout the United States. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by GreenPoint. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint Underwriting Guidelines

      The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to the GreenPoint underwriting guidelines are permitted where compensating factors are present.

      In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

      GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

                         DESCRIPTION OF THE CERTIFICATES

      The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the Agreement relating to the certificates offered hereby.

General

      The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2004-10, or the Certificates, will consist of the classes of Certificates offered hereby and other classes of certificates, or Other Certificates, which are not being offered hereby as described under "Summary of Terms-Offered Certificates."

      The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the mortgage loans; (ii) such assets as from time to time are identified as deposited in respect of the mortgage loans in the Protected Accounts (as defined in the prospectus) established for the collection of payments on the mortgage loans serviced by the related Servicer, in the Master Servicer Collection Account and in the Distribution Account (each as defined below) and belonging to the Trust;
(iii) property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure; (iv) any standard hazard insurance policies; (v) the Cap Contracts; and (vi) all proceeds of the foregoing.

      Each class of Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of $25,000 and increments of $1,000 in excess thereof. One Certificate of each such class may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class.

      No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to
Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates" in this prospectus supplement.

      The Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Federal Income Tax Consequences--REMICS--Tax and Restrictions On Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the offered certificates, other than the final distribution on any class of offered certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the offered certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or
(b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of offered certificates will be made in like manner, but only upon presentment and surrender of the class at the corporate trust office of the Trustee or any other location specified in the notice to certificateholders of the final distribution.

      The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

Book-Entry Registration

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

      Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. The Trustee will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

      Under  the  Rules,  DTC  is  required  to  make  book-entry  transfers  of
Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

      Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

      Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

      The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

      Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

      Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

      On each distribution date, the Trustee will withdraw the available funds with respect to the related Loan Group from the Distribution Account for such distribution date and apply such amounts as follows:

      First, to pay any accrued and unpaid interest on the offered certificates in the following order of priority:

      1.    From Interest Funds in respect of:

            (a) Loan Group I, to the Class I-A certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due each such class;

            (b) Loan Group II, to the Class II-A certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due each such class;

      2.    From remaining Interest Funds in respect of:

            (a) Loan Group I, to the Class II-A certificates, the Current Interest and any Interest Carry Forward Amount for each such class to the extent not paid in clause 1(b) above, pro rata based on the remaining amounts owed to each such class;

            (b) Loan Group II, to the Class I-A certificates, the Current Interest and any Interest Carry Forward Amount for each such class to the extent not paid in clause 1(a) above, pro rata based on the remaining amounts owed to each such class;

      3. From remaining Interest Funds in respect of both Loan Groups, to the Class M-1, Class M-2, Class B-1 and Class B-2 certificates, sequentially, in that order, the Current Interest for each such class;

      4. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with second (A) and (B) below; and

      5. Any Remaining Excess Spread will be applied as Excess Cashflow pursuant to clauses Third through Eleventh below.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates, and thereafter, to the Current Interest payable to the offered certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.

      Second, to pay as principal on the offered certificates entitled to payments of principal, in the following order of priority:

(A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from Principal Funds and the Extra Principal Distribution Amount for such distribution date:

            1. (a) To the Class I-A certificates, an amount equal to the Group I Principal Distribution Amount will be distributed pro rata between:

                   (i) the Class I-A-1 certificates until the Certificate Principal Balance thereof is reduced to zero; and

                   (ii) the Class I-A-2 certificates and the Class I-A-3 certificates, which amount will be allocated sequentially, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero; and

               (b) To the Class II-A-1 certificates and the Class II-A-2 certificates, on a pro rata basis, an amount equal to the Group II Principal Distribution Amount will be distributed until the Certificate Principal Balance of each such class is reduced to zero;

            2.  To  the  Class  M-1   certificates,   any  remaining   Principal
      Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

            3.  To  the  Class  M-2   certificates,   any  remaining   Principal
      Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

            4.  To  the  Class  B-1   certificates,   any  remaining   Principal
      Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

            5.  To  the  Class  B-2   certificates,   any  remaining   Principal
      Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

(B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from Principal Funds and the Extra Principal Distribution Amount for such distribution date:

1. (a) To the Class I-A certificates, an amount equal to the Class I-A Principal Distribution Amount will be distributed pro rata between:

                  (i)  the  Class  I-A-1   certificates  until  the  Certificate
      Principal Balance thereof is reduced to zero; and

                  (ii) the Class I-A-2 certificates and the Class I-A-3 certificates, which amount will be allocated sequentially, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero; and

               (b) To the Class II-A-1 certificates and the Class II-A-2 certificates, on a pro rata basis, an amount equal to the Class II-A Principal Distribution Amount, until the Certificate Principal Balance of each such class is reduced to zero;

2. To the Class M-1 certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class M-2 certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class B-1 certificates, from any remaining Principal Distribution Amount, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

5. To the Class B-2 certificates, from any remaining Principal Distribution Amount, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(C) Notwithstanding the provisions of clauses Second (A) and (B) above, if on any distribution date the certificates in a Certificate Group are no longer outstanding, the portion of the Principal Distribution Amount or the related Class A Principal Distribution Amount, as applicable, otherwise allocable to such Certificate Group will be distributed to the other Certificate Group until the Certificate Principal Balance of each such class is reduced to zero.

      Third, from any Excess Cashflow, to the Class I-A certificates and the Class II-A certificates, pro rata in accordance with the respective amounts owed to each such class, (i) any Interest Carry Forward Amount for such classes to the extent not fully paid pursuant to subclause First 1 and 2 above and (ii) any Unpaid Realized Loss Amount for each such class for such distribution date;

      Fourth, from any remaining Excess Cashflow, to the Class M-1 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

      Fifth, from any remaining Excess Cashflow, to the Class M-2 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

      Sixth, from any remaining Excess Cashflow, to the Class B-1 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

      Seventh,   from  any  remaining   Excess   Cashflow,   to  the  Class  B-2
certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

      Eighth, from any remaining Excess Cashflow, to each class of Class I-A certificates and Class II-A certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such class for such distribution date, pro rata based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to such class;

      Ninth, from any remaining Excess Cashflow, to the Class M-1, Class M-2, Class B-1 and Class B-2 certificates, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such class for such distribution date;

      Tenth, from any remaining Excess Cashflow, to the Class B-IO certificates an amount specified in the Agreement; and

      Eleventh, any remaining amounts to the Residual Certificates.

      On each distribution date, all amounts representing prepayment charges in respect of the Group I mortgage loans and Group II mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the offered certificates. Prepayment charges with respect to the Group I mortgage loans and Group II mortgage loans will be distributed to the Class XP Certificates as set forth in the Agreement. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class XP Certificates.

      When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related mortgage loans for the applicable distribution date. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master
Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

Allocation of Realized Losses

      Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses in excess of available excess spread and any current overcollateralization among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the certificate principal balance of that subordinate class has been reduced to zero.

      The Applied Realized Loss Amount shall be allocated first to the Class B-2, Class B-1, Class M-2 and Class M-1 certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero) and thereafter Realized Losses with respect to the Group I mortgage loans shall be allocated to each class of the Class I-A certificates, on a pro rata basis, until the Certificate Principal Balance of each such class has been reduced to zero and realized losses with respect to the Group II mortgage loans shall be allocated first to the Class II-A-2 certificates until the Certificate Principal Balance of the Class II-A-2 certificates has been reduced to zero, and then to the Class II-A-1 certificates. Such subordination will increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The depositor will allocate a loss to a Certificate by reducing its principal amount by the amount of the loss.

      In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a liquidated mortgage loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement. Additionally, the certificate principal balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Excess Spread and Overcollateralization Provisions

      Excess  Spread  will be  required  to be  applied  as an  Extra  Principal
Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Certificate Principal Balance of the offered certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for such distribution date, the

Certificate Principal Balances of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B-2 certificates) by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates

      The pass-through rate per annum for the offered certificates will be equal to the least of:

      1. the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under "--Calculation of One-Month LIBOR" plus the related Margin,

      2.    11.50% per annum, and

      3.    the applicable Net Rate Cap.

Calculation of One-Month LIBOR

      On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

      The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of offered certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of offered certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

      1.    with an established place of business in London,

      2.    which have been designated as such by the Trustee, and

      3. which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

      The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the Classes of offered certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Optional Purchase of Defaulted Loans

      Subject to the conditions set forth in the Agreement, EMC may, at its option, purchase from the Trust any mortgage loan which has become delinquent at least 90 days. That purchase shall be at a purchase price equal to the Repurchase Price.

                                    THE CAP CONTRACTS

      The Trustee, on behalf of the Trust, will enter into one or more cap contracts that provide for payments with respect to the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates, or Cap Contracts, with Bear Stearns Financial Products Inc., or the Counterparty, for the benefit of the holders of the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates. Each of the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will receive the benefit of payments from the related Cap Contract, except that the Class M-1, Class M-2, Class B-1 and Class B-2 certificates also may receive payments from the Cap Contracts related to the Class I-A and Class II-A certificates. The Cap Contracts are intended to provide partial protection to the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates in the event that the pass-through rate applicable to such Classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

      The Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of the Bear Stearns Companies, Inc. The Counterparty maintains a ratings classification of "AAA" from Standard Poor's and "Aaa" from Moody's. The Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or
(ii) the most recent audited annual financial statements of the Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison
Avenue, New York, New York 10179. The Counterparty is an affiliate of Bear, Stearns & Co. Inc., the Depositor and the Seller.

      On each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Trustee for the benefit of the holders of the related Certificates. The Class M-1, Class M-2, Class B-1 and Class B-2 certificates also may receive payments under the Cap Contracts for the Class I-A certificates and the Class II-A certificates. The payment to be made by the Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in Annex I. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in Annex I.

      On each distribution date, amounts received under each Cap Contract with respect to such distribution date will be allocated in the following order of priority:

      first, to the holders of the related class or classes of Certificates, the payment of any Basis Risk Shortfall Carry Forward Amount for such distribution date, and in the case of the Class I-A certificates or Class II-A certificates, pro rata based on the amount of any Basis Risk Shortfall Carry Forward Amount allocated to such classes of Certificates for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

      second, from any remaining amounts, to the holders of the related class or classes of Certificates, the payment of any Current Interest and Interest Carry Forward Amount for such class or classes to the extent not covered by Interest Funds or Excess Cashflow on such distribution date, and in the case of the Class I-A certificates or Class II-A certificates, pro rata based on the amount of any Current Interest and Interest Carry Forward Amount not so covered;

      third, from any excess amounts available from the Cap Contracts relating to the Class I-A certificates and the Class II-A certificates, to the Class M-1, the Class M-2, the Class B-1 and the Class B-2 certificates, in that order, to the extent not paid pursuant to clauses first or second above; and

      fourth, from any remaining amounts, to the Class B-IO certificates.

The Cap Contracts  terminate  after the  distribution  date  occurring in August
2009.


                           YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity and weighted average life of each class of Certificates will be affected by the amount and timing of principal payments on the related mortgage loans, the allocation of available funds to such class of Certificates, the applicable Pass-Through Rate for such class of Certificates, the purchase price paid for such Certificates and the amount of Excess Spread.
In addition, the yields on the Certificates will be adversely affected by Realized Losses and interest shortfalls. The interaction of the foregoing factors may have different effects on the various Classes of Certificates, and may have varying effects with respect to any one class of Certificates during the life of such Class. No representation is made as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of Realized Losses or interest shortfalls or as to the anticipated yield to maturity of any class of Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the Certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" herein and under the headings "Yield Considerations," "Maturity and Prepayment Considerations" and "Legal Investment Matters" in the prospectus.

      Mortgage Loan Payments. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the Mortgaged Properties and servicing decisions. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and optional termination of the Trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of Mortgaged Properties to the extent that the mortgage loans contain due-on sale clauses. These factors may affect the mortgage loans in one Loan Group differently than those in the other Loan Group. Approximately 27.74% of the Group I mortgage loans and approximately 21.48% of the Group II mortgage loans at origination provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related Servicer would typically discourage prepayments on the Group I mortgage loans and Group II mortgage loans. The holders of the Class XP Certificates will be entitled to all prepayment charges received on the Group I mortgage loans and Group II mortgage loans.

      Approximately 12.43% of the Group I mortgage loans and approximately 18.49% of the Group II mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the offered certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

      Timing of Payments and Distributions. Unlike certain corporate bonds, the timing and amount of principal payments on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the related mortgage loans. The timing of payments on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments that occur at a rate which is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, to the extent the interest portion of any Realized Loss is allocated to a class of Certificates the yield to investors in such class will be reduced.

      Discounts and Premiums. In the case of any Certificates purchased at a discount, a slower than assumed rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the assumed yield. In the case of any Certificates purchased at a premium, a faster than assumed rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

      Reinvestment Risk. Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

      Excess Spread. The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the related mortgage loans and applied in reduction of the Certificate Principal Balances of the related Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the offered certificates and will be influenced by, among other factors,

      o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher stated principal balance than the aggregate Certificate Principal Balance of the offered certificates;

      o the delinquency and default experience of the related mortgage loans,

      o     the level of One-Month LIBOR; and

      o the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

      To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

      The yields to maturity of the offered certificates and, in particular the Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

      To the extent that the pass-through rate on the offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow and, with respect to the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates, to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts terminate after the distribution date occurring in August 2009.

Assumed Final Distribution Date

      The Assumed Final Distribution Date for distributions on the Certificates is September 2034. The Assumed Final Distribution Date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. Furthermore, the actual final distribution date with respect to each class of offered certificates could occur significantly earlier than the Assumed Final Distribution Date because Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this prospectus supplement. In addition, EMC or its designee may, at its option, repurchase all the mortgage loans from the Trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 20% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. See "The Pooling and Servicing Agreement-Termination" herein.

Weighted Average Lives

      The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the related mortgage loans. Principal payments of mortgage loans may be in the form of scheduled amortization, prepayments, liquidations as a result of foreclosure proceedings or otherwise, or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

Prepayment Model

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans represents a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

Pricing Assumptions

      The Certificates were structured assuming, among other things, a 25% CPR with respect to the Group I mortgage loans and Group II mortgage loans. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

Decrement Tables

      The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount of each class of offered certificates that would be outstanding after each distribution date shown at various percentages of CPR and the corresponding weighted average lives of such Classes of offered certificates.

      The following tables have been prepared based on the assumptions that: (i) the mortgage loans have the characteristics set forth in Appendix A, (ii) the mortgage loans prepay at the specified percentages of the CPR, (iii) no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced, (iv) scheduled payments on the mortgage loans are received on the first day of each month commencing in September 2004 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) there are no interest shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in August 2004, (vi) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,
(vii) the level of One-Month LIBOR, One-Year U.S. Treasury, One-Year LIBOR and Six-Month LIBOR remains constant at 1.64%, 2.03%, 2.32% and 1.99%, respectively,
(viii) the mortgage rate on each mortgage loan will be adjusted on each Interest Adjustment Date (as necessary) to a rate equal to the applicable Index (as described above), plus the applicable Gross Margin, subject to Maximum Lifetime Mortgage Rates, Minimum Lifetime Mortgage Rates and Periodic Caps (as applicable), (ix) the Minimum Lifetime Mortgage Rates are equal to the Gross Margin, (x) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (vi) above, (xi) the initial principal amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms-Offered Certificates,"
(xii) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in September 2004, (xiii) the offered certificates are purchased on August 31, 2004 and (xiv) except as indicated in the caption under the tables entitled "Weighted Average Life to Call (years)," EMC does not exercise the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement-Termination." While it is assumed that each of the mortgage loans prepays at the related specified percentages of CPR, this is not likely to be the case.

      Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the Trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

      Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial Certificate Principal Balance of each such class that would be outstanding after the distribution date in July of each of the years indicated, assuming that the mortgage loans prepay at the percentage of CPR indicated therein. None of percentages of CPR, or any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial Certificate Principal Balance (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of the CPR.

               Percent of Initial Principal Amount Outstanding

                             Class I-A-1 certificates                           Class I-A-2 certificates
----------------    ----------------------------------------------      -------------------------------------------
Distribution                      CPR Percentage                                     CPR Percentage
Date                ----------------------------------------------      -------------------------------------------
----------------     0%       10%       25%      40%       50%           0%      10%       25%      40%       50%
                    ---       ---      ---       ---      ---           ---      ---      ---       ---      ---
Initial
Percentage......    100      100       100       100      100           100      100      100       100      100
August  2005....    100       89        73       57        46           100      84        61       37        21
August  2006....    100       79        53       31        20           99       70        31        0        0
August  2007....     99       71        38       16        6            99       57        9         0        0
August  2008....     98       62        29       12        5            98       45        0         0        0
August  2009....     97       55        21        7        2            96       33        0         0        0
August  2010....     96       48        16        4        1            94       23        0         0        0
August  2011....     95       42        12        2        *            92       15        0         0        0
August  2012....     93       37        8         1        0            90        8        0         0        0
August  2013....     91       33        6         1        0            87        2        0         0        0
August  2014....     90       29        4         *        0            85        0        0         0        0
August  2015....     87       25        3         0        0            80        0        0         0        0
August  2016....     83       22        2         0        0            76        0        0         0        0
August  2017....     80       19        1         0        0            71        0        0         0        0
August  2018....     77       16        1         0        0            66        0        0         0        0
August  2019....     73       14        1         0        0            60        0        0         0        0
August  2020....     69       12        *         0        0            55        0        0         0        0
August  2021....     65       10        *         0        0            49        0        0         0        0
August  2022....     61        9        0         0        0            43        0        0         0        0
August  2023....     56        7        0         0        0            36        0        0         0        0
August  2024....     52        6        0         0        0            29        0        0         0        0
August  2025....     47        5        0         0        0            22        0        0         0        0
August  2026....     43        4        0         0        0            16        0        0         0        0
August  2027....     38        3        0         0        0             9        0        0         0        0
August  2028....     33        2        0         0        0             2        0        0         0        0
August  2029....     28        2        0         0        0             0        0        0         0        0
August  2030....     23        1        0         0        0             0        0        0         0        0
August  2031....     17        1        0         0        0             0        0        0         0        0
August  2032....     11        *        0         0        0             0        0        0         0        0
August  2033....      5        0        0         0        0             0        0        0         0        0
August  2034....      0        0        0         0        0             0        0        0         0        0
Weighted
Average Life to
Maturity
(years)**.......   19.60     7.55      3.20     1.80      1.29         16.05    3.88      1.50     0.85      0.64
Weighted
Average Life to
Call (years)***.   19.32     6.60      2.64     1.48      1.10         16.05    3.88      1.50     0.85      0.64


------------------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

***   To optional termination date.

               Percent of Initial Principal Amount Outstanding

                             Class I-A-3 certificates                           Class II-A-1 certificates
----------------    ----------------------------------------------      -------------------------------------------
Distribution                      CPR Percentage                                     CPR Percentage
Date                ----------------------------------------------      -------------------------------------------
----------------     0%       10%       25%      40%       50%           0%      10%       25%      40%       50%
                    ---       ---      ---       ---      ---           ---      ---      ---       ---      ---
Initial
Percentage......    100       100      100       100      100           100      100      100       100      100
August  2005....    100       100      100       100      100           100      89        73       57        46
August  2006....    100       100      100       99        62           99       79        53       31        20
August  2007....    100       100      100       50        20           99       70        38       16        6
August  2008....    100       100       91       36        17           98       62        29       12        5
August  2009....    100       100       67       21        8            98       55        21        7        2
August  2010....    100       100       49       12        3            97       48        16        4        1
August  2011....    100       100       36        7        1            95       43        12        2        *
August  2012....    100       100       26        3        0            94       38        8         1        0
August  2013....    100       100       19        2        0            93       34        6         *        0
August  2014....    100       91        14        *        0            91       30        4         *        0
August  2015....    100       80        10        0        0            88       26        3         0        0
August  2016....    100       69        7         0        0            85       22        2         0        0
August  2017....    100       60        5         0        0            81       19        1         0        0
August  2018....    100       51        3         0        0            78       17        1         0        0
August  2019....    100       44        2         0        0            74       14        1         0        0
August  2020....    100       38        1         0        0            70       12        *         0        0
August  2021....    100       32        *         0        0            66       10        *         0        0
August  2022....    100       27        0         0        0            62        9        0         0        0
August  2023....    100       22        0         0        0            57        7        0         0        0
August  2024....    100       18        0         0        0            53        6        0         0        0
August  2025....    100       15        0         0        0            48        5        0         0        0
August  2026....    100       12        0         0        0            43        4        0         0        0
August  2027....    100        9        0         0        0            38        3        0         0        0
August  2028....    100        7        0         0        0            34        2        0         0        0
August  2029....     88        5        0         0        0            28        2        0         0        0
August  2030....     71        3        0         0        0            23        1        0         0        0
August  2031....     54        2        0         0        0            17        1        0         0        0
August  2032....     36        1        0         0        0            12        *        0         0        0
August  2033....     17        0        0         0        0             5        0        0         0        0
August  2034....     0         0        0         0        0             0        0        0         0        0
Weighted
Average Life to
Maturity
(years)**.......   27.18     15.40     6.83     3.83      2.70         19.81    7.60      3.20     1.80      1.29
Weighted
Average Life to
Call (years)***.   26.29     12.41     5.08     2.81      2.08         19.52    6.63      2.64     1.48      1.10


------------------------------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

***   To optional termination date.

               Percent of Initial Principal Amount Outstanding

                             Class II-A-2 certificates                           Class M-1 certificates
----------------    ----------------------------------------------      -------------------------------------------
Distribution                      CPR Percentage                                     CPR Percentage
Date                ----------------------------------------------      -------------------------------------------
----------------     0%       10%       25%      40%       50%           0%      10%       25%      40%       50%
                    ---       ---      ---       ---      ---           ---      ---      ---       ---      ---
Initial
Percentage......    100       100      100       100      100           100      100      100       100      100
August  2005....    100       89        73       57        46           100      100      100       100      100
August  2006....     99       79        53       31        20           100      100      100       100      100
August  2007....     99       70        38       16        6            100      100      100       100      100
August  2008....     98       62        29       12        5            100      100       62       26        12
August  2009....     98       55        21        7        2            100      100       46       15        6
August  2010....     97       48        16        4        1            100      100       34        9        3
August  2011....     95       43        12        2        *            100      91        25        5        1
August  2012....     94       38        8         1        0            100      81        19        3        0
August  2013....     93       34        6         *        0            100      72        14        2        0
August  2014....     91       30        4         *        0            100      64        10        1        0
August  2015....     88       26        3         0        0            100      55        7         0        0
August  2016....     85       22        2         0        0            100      48        5         0        0
August  2017....     81       19        1         0        0            100      42        4         0        0
August  2018....     78       17        1         0        0            100      36        3         0        0
August  2019....     74       14        1         0        0            100      31        2         0        0
August  2020....     70       12        *         0        0            100      27        1         0        0
August  2021....     66       10        *         0        0            100      23        1         0        0
August  2022....     62        9        0         0        0            100      19        0         0        0
August  2023....     57        7        0         0        0            100      16        0         0        0
August  2024....     53        6        0         0        0            100      13        0         0        0
August  2025....     48        5        0         0        0            100      11        0         0        0
August  2026....     43        4        0         0        0            92        9        0         0        0
August  2027....     38        3        0         0        0            82        7        0         0        0
August  2028....     34        2        0         0        0            72        6        0         0        0
August  2029....     28        2        0         0        0            61        4        0         0        0
August  2030....     23        1        0         0        0            50        3        0         0        0
August  2031....     17        1        0         0        0            38        2        0         0        0
August  2032....     12        *        0         0        0            25        1        0         0        0
August  2033....     5         0        0         0        0            12        0        0         0        0
August  2034....     0         0        0         0        0             0        0        0         0        0
Weighted
Average Life to
Maturity
(years)**.......   19.81     7.60      3.20     1.80      1.29         25.85    13.15     5.79     4.02      3.83
Weighted
Average Life to
Call (years)***.   19.52     6.63      2.64     1.48      1.10         25.21    10.97     4.50     3.15      2.32



------------------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

***   To optional termination date.

               Percent of Initial Principal Amount Outstanding

                             Class M-2 certificates                              Class B-1 certificates
----------------    ----------------------------------------------      -------------------------------------------
Distribution                      CPR Percentage                                     CPR Percentage
Date                ----------------------------------------------      -------------------------------------------
----------------     0%       10%       25%      40%       50%           0%      10%       25%      40%       50%
                    ---       ---      ---       ---      ---           ---      ---      ---       ---      ---
Initial
Percentage......    100       100      100       100      100           100      100      100       100      100
August  2005....    100       100      100       100      100           100      100      100       100      100
August  2006....    100       100      100       100      100           100      100      100       100      100
August  2007....    100       100      100       100      100           100      100      100       100      100
August  2008....    100       100       62       26        12           100      100       62       26        12
August  2009....    100       100       46       15        6            100      100       46       15        6
August  2010....    100       100       34        9        3            100      100       34        9        3
August  2011....    100       91        25        5        1            100      91        25        5        1
August  2012....    100       81        19        3        *            100      81        19        3        1
August  2013....    100       72        14        2        0            100      72        14        2        0
August  2014....    100       64        10        1        0            100      64        10        1        0
August  2015....    100       55        7         0        0            100      55        7         0        0
August  2016....    100       48        5         0        0            100      48        5         0        0
August  2017....    100       42        4         0        0            100      42        4         0        0
August  2018....    100       36        3         0        0            100      36        3         0        0
August  2019....    100       31        2         0        0            100      31        2         0        0
August  2020....    100       27        1         0        0            100      27        1         0        0
August  2021....    100       23        1         0        0            100      23        1         0        0
August  2022....    100       19        0         0        0            100      19        *         0        0
August  2023....    100       16        0         0        0            100      16        0         0        0
August  2024....    100       13        0         0        0            100      13        0         0        0
August  2025....    100       11        0         0        0            100      11        0         0        0
August  2026....     92        9        0         0        0            92        9        0         0        0
August  2027....     82        7        0         0        0            82        7        0         0        0
August  2028....     72        6        0         0        0            72        6        0         0        0
August  2029....     61        4        0         0        0            61        4        0         0        0
August  2030....     50        3        0         0        0            50        3        0         0        0
August  2031....     38        2        0         0        0            38        2        0         0        0
August  2032....     25        1        0         0        0            25        1        0         0        0
August  2033....     12        0        0         0        0            12        0        0         0        0
August  2034....     0         0        0         0        0             0        0        0         0        0
Weighted
Average Life to
Maturity
(years)**.......   25.85     13.15     5.79     3.93      3.59         25.85    13.15     5.79     3.87      3.46
Weighted
Average Life to
Call (years)***.   25.21     10.97     4.50     3.15      2.32         25.21    10.97     4.50     3.12      2.32


------------------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

***   To optional termination date.

                                           Class B-2 certificates
              ----------------    ---------------------------------------------
              Distribution                      CPR Percentage
              Date                ---------------------------------------------
              ----------------     0%       10%       25%      40%       50%
                                  ---       ---      ---       ---      ---
              Initial
              Percentage......    100      100      100       100      100
              August  2005....    100      100      100       100      100
              August  2006....    100      100      100       100      100
              August  2007....    100      100      100       100      100
              August  2008....    100      100       62       26        12
              August  2009....    100      100       46       15        6
              August  2010....    100      100       34        9        3
              August  2011....    100      91        25        5        1
              August  2012....    100      81        19        3        1
              August  2013....    100      72        14        2        0
              August  2014....    100      64        10        1        0
              August  2015....    100      55        7         0        0
              August  2016....    100      48        5         0        0
              August  2017....    100      42        4         0        0
              August  2018....    100      36        3         0        0
              August  2019....    100      31        2         0        0
              August  2020....    100      27        1         0        0
              August  2021....    100      23        1         0        0
              August  2022....    100      19        1         0        0
              August  2023....    100      16        0         0        0
              August  2024....    100      13        0         0        0
              August  2025....    100      11        0         0        0
              August  2026....    92        9        0         0        0
              August  2027....    82        7        0         0        0
              August  2028....    72        6        0         0        0
              August  2029....    61        4        0         0        0
              August  2030....    50        3        0         0        0
              August  2031....    38        2        0         0        0
              August  2032....    25        1        0         0        0
              August  2033....    12        0        0         0        0
              August  2034....     0        0        0         0        0
              Weighted
              Average Life to
              Maturity
              (years)**.......   25.85    13.15     5.79     3.86      3.40
              Weighted
              Average Life to
              Call (years)***.   25.21    10.97     4.50     3.10      2.32

------------------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

***   To optional termination date.

                       THE POOLING AND SERVICING AGREEMENT

General

      The  Certificates  will be issued  pursuant to the  pooling and  servicing agreement,  dated as of  August  1,  2004,  or the  Agreement,  among  EMC,  the
Depositor, the Master Servicer and Securities Administrator and the Trustee. Reference is made to the prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Voting Rights

      Voting rights of the Trust in general will be allocated among the Classes of Certificates based upon their respective Certificate Principal Balances; provided that voting rights equal to 0.25% will be allocated to each class of Residual Certificates.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the Trust. The mortgage loans in each Loan Group will be identified in a schedule appearing as an exhibit to the Agreement, with each Loan Group identified separately. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

      In addition, the Depositor will deposit with the custodian, as agent for the Trustee, with respect to each mortgage loan the following: the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment of the Mortgage to "JPMorgan Chase Bank, as trustee for certificateholders of Bear Stearns ALT-A Trust 2004-10, Mortgage Pass-Through Certificates, Series 2004-10, without recourse" in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc., or MERS(R) System, evidence that the Mortgage is held for the Trustee as described in the Agreement; all intervening assignments of the Mortgage to the Depositor, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if provided in accordance with the applicable purchase agreement; originals of all assumption and modification agreements. Notwithstanding the foregoing, the Depositor will not be required to deliver assignments of Mortgage with evidence of recording thereon if the Mortgaged Properties relating thereto are located in jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee and acceptable to the Rating Agencies, such recordation is not necessary to protect the interests of the certificateholders in the related mortgage loans. The documents delivered to the custodian with respect to each mortgage loan are referred to collectively as the "Mortgage File." The Depositor will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage, if recorded, to be recorded not later than 180 days after the Closing Date.

      With respect to each mortgage loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans.

      The custodian will review each item of the Mortgage File on behalf of the Trustee within 90 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the custodian after the initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedules, each a Material Defect, the custodian, as agent of the Trustee, shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect, and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related mortgage loan, the Seller will, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or purchase the related mortgage loan at the applicable Repurchase Price.

      The custodian also will review the Mortgage Files on behalf of the Trustee within 180 days of the Closing Date. If the custodian discovers a Material Defect, the custodian, on behalf of the Trustee, shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect, and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related mortgage loan, the Seller will, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or purchase the related mortgage loan at the applicable Repurchase Price. The Seller will have a longer period of time to deliver the original Mortgage, if the Mortgage has not been returned by the applicable recording office.

      As of any time of determination, the "Outstanding Principal Balance" of a mortgage loan is the principal balance of such mortgage loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust, less any Net Liquidation Proceeds that have been applied as principal.

Representations and Warranties

      In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from EMC, EMC made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties other than the remedies provided for breach of such representations and warranties.

      The representations and warranties of EMC with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule was true, complete and correct in all material respects as of the date such representation was made;

(b) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, EMC was the sole owner of record and holder of the mortgage loans. As of the Closing Date or as of another specified date, the mortgage loans were not assigned or pledged, and EMC had good and marketable title thereto, and had full right to transfer and sell the mortgage loans therein free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(c) As of the Cut-off Date, none of the mortgage loans are 31 to 60 days delinquent. As of such date, there was no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither EMC nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

      In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or EMC, EMC will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. If EMC fails to cure any such breach in accordance with the foregoing, within 90 days from the date of discovery or notice from the Trustee, EMC will remedy such breach in accordance with the previous sentence. The obligations of EMC to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Collection and Other Servicing Procedures

      The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures that the Servicer employs when servicing mortgage loans for its own account, to the extent such procedures shall be consistent with the Servicing Agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any mortgage loan. However, unless the Servicers have the consent of the Master Servicer, the Servicers shall not enter into any payment plan or agreement to modify payments with a Mortgagor or permit any modification with respect to any mortgage loan that would change the interest rates or forgive the payment of any principal or interest, change the outstanding principal amount or extend the final maturity date.

      If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, a Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as the Mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing Agreements. The Servicers will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

      The Servicers will establish and maintain, in addition to the Protected Account described under "--The Protected Accounts," one or more accounts which comply with the requirements of the Servicing Agreements. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the Mortgaged Property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the Mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

      The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

      The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of (i) the Outstanding Principal Balance of the mortgage loan or (ii) the maximum insurable value of the improvements securing such mortgage loan, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related
Servicing Agreement, and containing a standard or union mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions by the Servicer to the Master Servicer notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      Where the property securing a mortgage loan is located at the time of origination, or at such other time as set forth in the related Servicing Agreement, in a federally designated flood area, the Servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

      The Servicers, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. If any Servicer obtains and maintains a blanket hazard insurance policy, such Servicer is required to deposit in a Protected Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

      The Servicers will take such action as they deem to be in the best interest of the Trust with respect to Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices.

      Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

Servicing Compensation and Payment of Expenses

      The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to investment income on funds in the Master Servicer Collection Account and the Distribution Account, hereafter referred to as the Master Servicer Compensation. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan as of the Due Date in the month preceding the month in which such distribution date occurs. However, Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part will be offset by the related Servicer up to an amount equal to its aggregate Servicing Fee due in such month or, upon a Servicer's default in the payment thereof, by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

      In addition to the primary compensation described above, the applicable Servicer may be entitled to retain, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the related Servicing Agreement.

      The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

The Protected Accounts

      The Servicers will establish and maintain one or more accounts, or the Protected Accounts, into which they will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, Insurance Proceeds, Net Liquidation Proceeds, the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements.

      On the date specified in the related Servicing Agreement, or the Servicer Remittance Date, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the available funds for such distribution date.

The Master Servicer Collection Account

      The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (hereafter referred to as the Master Servicer Collection Account) into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less amounts to be paid or reimbursed to the Master Servicer, the Securities Administrator or the Custodian, as provided in the Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

            (i) Any amounts withdrawn from a Protected Account or other permitted account;

            (ii) Any Monthly Advance and Compensating Interest Payments;

            (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

            (iv) The Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

            (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

            (vi) Any other amounts received by the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to the Agreement.

The Distribution Account

      The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (hereafter referred to as the Distribution Account), into which on the Business Day prior to each distribution date, all available funds in the Master Servicer Collection Account for such distribution date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account and the Master Servicer Collection Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account.

      On each distribution date, the Trustee shall pay the Certificateholders in
accordance   with  the   provisions   set  forth  under   "Description   of  the
Certificates-Distributions on the Certificates" in this prospectus supplement.

Certain Matters Regarding the Master Servicer

      The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

      The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

      Any  corporation   into  which  the  Master  Servicer  may  be  merged  or
consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the

Master Servicer under the Agreement, provided that any such successor to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

      EMC will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by Wells Fargo. EMC may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

Events of Default

      Events of Default under the Agreement consist of (i) failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account amounts received or collected by the Master Servicer with respect to the mortgage loans and required to be remitted by it pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee,
(iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, (vi) the assignment or delegation by the Master Servicer of its rights or duties in contradiction of the Agreement or (vii) failure of the Master Servicer to remit any Monthly Advance, other than a Monthly Advance which the Master Servicer has determined to be non-recoverable in accordance with the terms of the Agreement, to the Distribution Account by the date and time specified in the Agreement.

      In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

      Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans) shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the

Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any mortgage loan; and
(ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as provided above, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Monthly Advances

      If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act, the applicable Servicer will remit to the Master Servicer on the Servicer Remittance Date an amount equal to such delinquency, net of the Servicing Fee except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or related subservicers through final disposition or liquidation of the related Mortgaged Property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the days specified in the related Servicing Agreement (or applicable subservicing agreement), would constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "--Events of Default" above. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so. Any advances made by the Servicer or the Master Servicer will be reimbursable to the Servicer or Master Servicer out of proceeds from the related mortgage loan or out of proceeds of other mortgage loans prior to distributions of those amounts to the Certificateholders.

Reports to Certificateholders

      On  each  distribution  date,  the  Securities   Administrator  will  make
available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual Certificate following the payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the

Securities Administrator's customer service desk at (301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

      To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available each month to Certificateholders via the Trustee's internet website, which can be obtained by calling the Trustee's customer service desk at (877) 722-1095 and shall initially be www.jpmorgan.com/sfr.

Termination

      The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

      On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 20% of the aggregate Stated Principal Balance as of the Cut-off Date of the mortgage loans, EMC or its designee may repurchase from the Trust all mortgage loans remaining outstanding and any REO Property remaining in the Trust at a purchase price equal to (a) the unpaid principal balance of such mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase). Any such repurchase will result in the retirement of all or a portion of the Certificates. The Trust may also be terminated and the Certificates retired on any distribution date upon EMC's determination, based upon an opinion of counsel, that the status of the Trust Fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

The Trustee

      The fee of the Trustee will be payable by the Master Servicer. The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property, or if the credit rating of the Trustee falls below certain levels. Upon such resignation or removal of the Trustee, the Depositor will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

The Securities Administrator

      The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Trustee will be obligated to appoint a successor Securities Administrator. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Trustee and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

FEDERAL INCOME TAX CONSIDERATIONS

      Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the Trust Fund will qualify as a REMIC under the Internal Revenue Code of 1986, or the Code. The Certificates (other than the Residual Certificates) will be designated as regular interests in a REMIC and are herein referred to as the " Regular Certificates" or the "REMIC Regular Certificates." Each Class R Certificate will be designated as the residual interest in the related REMIC and are herein referred to as the "Residual Certificates" or the "REMIC Residual Certificates". All Certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

      Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the offered certificates may be issued with original issue discount. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Internal Revenue Service, or the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the OID Regulations). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 25% CPR with respect to the Group I mortgage loans and Group II mortgage loans. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Model" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

      In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS.

      Certain Classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" and "--Premium" in the prospectus.

Characterization of the Offered Certificates

      All holders of the offered certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts) to amounts deposited into the reserve fund from excess cash flow. In addition, all holders of the offered certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts and Current Interest and Interest Carry Forward Amounts) to amounts deposited into the reserve fund from the related Cap Contracts. Accordingly, holders of the offered certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments from the reserve fund, which is not included in any REMIC. The treatment of amounts received by the Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry Forward Amounts as a result of the application of the Net Rate Cap, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Certificateholder of an offered certificate must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry Forward Amounts in accordance with the relative fair market values of each property right. Holders of the offered certificates may also have to allocate basis to the reserve fund on account of the right to receive Current Interest and Interest Carry Forward Amounts, although the Trustee intends to treat such payments as advances (in which event it is likely that no basis should be allocated to such rights). Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry Forward Amounts will be included in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the offered certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

      We make no representation on whether the offered certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts, or REITs. In addition, we make no representation on whether the offered certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (hereafter collectively referred to as Plan(s)), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust, or Trust Assets, to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (or the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of
Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

      The Department of Labor has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemption 97-34, 2000-58 and 2002-41) (or Underwriter's Exemption) to the Underwriter which may apply to the Offered Certificates. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the offered certificates be rated at least "BBB-" (or its equivalent) by Fitch Ratings, S&P or Moody's, at the time of the Plan's purchase, provided that no mortgage loan has an LTV in excess of 100% on the Closing Date. See "ERISA Considerations" in the prospectus. The Department of Labor amended the Underwriter's Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in PTE 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

      The Underwriter's Exemption is expected to apply to the Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least "BBB-" at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the seller, the trustee, the servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes "securities" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

      A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code, or Similar Law. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

      The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The Class I-A, the Class II-A and the Class M-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (or SMMEA) so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the Class M-2, the Class B-1 or the Class B-2 certificates will be rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" for purposes of SMMEA, or the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

      The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, the offered certificates, are being purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and EMC. The offered certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 99.70% of the aggregate principal balance of the offered certificates, as of the Cut-off Date, but before deducting expenses payable by the Depositor in connection with the offered certificates which are estimated to be approximately $537,304. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount.

      The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

      The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the offered certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                 LEGAL MATTERS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    RATINGS

      It is a condition to the issuance of each class of offered certificates that it receives at least the ratings set forth below from Moody's and S&P.

                                              Ratings
         -------------------  ---------------------------------------------
         Class                      Moody's               S&P
         -------------------  -------------------  ------------------------
         Class I-A-1                  Aaa                 AAA
         Class I-A-2                  Aaa                 AAA
         Class I-A-3                  Aaa                 AAA
         Class II-A-1                 Aaa                 AAA
         Class II-A-2                 Aaa                 AAA
         Class M-1                    Aa2                  AA
         Class M-2                     A2                  A
         Class B-1                    Baa2                BBB+
         Class B-2                    Baa3                BBB

      The ratings assigned by Moody's and S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. Moody's and S&P's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. Moody's and S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

      The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries Certificateholders might suffer a lower than anticipated yield.

      The ratings of the Rating Agencies do not address the payment of the Basis Risk Shortfall Carry Forward Amount.

      The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the offered certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, in such event, what rating would be assigned to the offered certificates by such other rating agency. The ratings assigned by such other rating agency to the offered certificates may be lower than the ratings assigned by the Rating Agencies.

                                    GLOSSARY

      Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement and Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

Agreement - The Pooling and Servicing Agreement, dated as of August 1, 2004, among the Depositor, EMC Mortgage Corporation, the Master Servicer, the Securities Administrator and the Trustee.

Applied Realized Loss Amount - With respect to any class of offered certificates and as to any distribution date, the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such Class, in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the mortgage loans for such distribution date.

Assumed Final Distribution Date - For distributions on the Certificates, September 2034.

Basis Risk Shortfall Carry Forward Amount - As of any distribution date for the offered certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Basis Risk Shortfall - If on the distribution date the pass-through rate for a class of offered certificates is based upon the applicable Net Rate Cap, the excess, if any of:

               1. The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, over

               2. The amount of Current Interest on such class calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.

Book-Entry   Certificates   --  All   Certificates   other  than  the   physical
certificates.

Business Day - Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

Cap Contracts - The interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates with the Counterparty for the benefit of the holders of the Class I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates.

Cede - Cede & Co.

Certificate Group -- With respect to (i) Loan Group I, the Class I-A certificates and (ii) Loan Group II, the Class II-A certificates.


Certificate Owner -- Any person who is the beneficial owner of a Book-entry Certificate.

Certificate   Principal   Balance  -  With  respect  to  any  class  of  offered
certificates and any distribution date, the original certificate principal balance of such class plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates--Allocation of Realized Losses" in this prospectus supplement, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

Certificates - Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2004-10.

Class I-A Principal Distribution Amount - The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both Loan Groups for such distribution date.

Class II-A Principal Distribution Amount - The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both Loan Groups for such distribution date.

Class A Principal Distribution Amount - With respect to any applicable distribution date, an amount equal to the excess, if any, of:

      1. the aggregate Certificate Principal Balance of the Class I-A certificates and Class II-A certificates immediately prior to such distribution date over

      2.    the excess of

                  (a) the aggregate Stated Principal Balance of the mortgage loans for such distribution date, over

                  (b) the aggregate Stated Principal Balance of the mortgage loans for such distribution date multiplied by the sum of (x) approximately 12.20% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

Class B-1 Principal Distribution Amount - With respect to any applicable distribution date, an amount equal to the excess, if any of:

      1. the Certificate Principal Balance of the Class B-1 certificates immediately prior to such distribution date over

      2.    the excess of

                  (a) the aggregate Stated Principal Balance of the mortgage loans for such distribution date, over

                  (b)   the sum of

                        (1) the aggregate Certificate Principal Balance of the Class I-A certificates and Class II-A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                        (2) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date),

                        (3) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), and


                        (4) the aggregate Stated Principal Balance of the mortgage loans for such distribution date multiplied by the sum of (x) approximately 1.60%
                              and      (y)      the      Current       Specified
                              Overcollateralization Percentage for such distribution date.


Class B-2 Principal Distribution Amount - With respect to any applicable distribution date, an amount equal to the excess, if any of:

      1. the Certificate Principal Balance of the Class B-2 certificates immediately prior to such distribution date over

      2.    the excess of

                  (a) the aggregate Stated Principal Balance of the mortgage loans for such distribution date, over

                  (b)   the sum of

                        (1) the aggregate Certificate Principal Balance of the Class I-A certificates and Class II-A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                        (2) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date),

                        (3) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date),

                        (4) the Certificate Principal Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), and

                        (5) the aggregate Stated Principal Balance of the mortgage loans for such distribution date multiplied by the Current Specified Overcollateralization Percentage for such distribution date.


Class M-1 Principal Distribution Amount - With respect to any applicable distribution date, an amount equal to the excess, if any of:

      1. the Certificate Principal Balance of the Class M-1 certificates immediately prior to such distribution date over

      2.    the excess of:

            (a) the aggregate Stated Principal Balance of the mortgage loans for such distribution date, over

            (b)   the sum of

                        (1) the aggregate Certificate Principal Balance of the Class I-A certificates and Class II-A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), and

                        (2) the aggregate Stated Principal Balance of the mortgage loans for such distribution date multiplied by the sum of (x) approximately 7.40%
                              and      (y)      the      Current       Specified
                              Overcollateralization Percentage for such distribution date.


Class M-2 Principal Distribution Amount - With respect to any applicable distribution date, an amount equal to the excess, if any of:

      1. the Certificate Principal Balance of the Class M-2 certificates immediately prior to such distribution date over

      2.    the excess of

            (a) the aggregate Stated Principal Balance of the mortgage loans for such distribution date, over

            (b)   the sum of

                        (1) the aggregate Certificate Principal Balance of the Class I-A certificates and Class II-A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                        (2) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), and

                        (3) the aggregate Stated Principal Balance of the mortgage loans for such distribution date multiplied by the sum of (x) approximately 3.60%
                              and      (y)      the      Current       Specified
                              Overcollateralization Percentage for such distribution date.

Counterparty - Bear Stearns Financial Products Inc.


Current Interest - With respect to each class of offered certificates and each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under clause First in "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.


Current Specified Overcollateralization Percentage - For any distribution date, a percentage equivalent of a fraction, the numerator of which is the
Overcollateralization Target Amount and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans for such distribution date.


Due Date - With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.


Due Period - With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.


Excess Cashflow - With respect to any distribution date, the Remaining Excess Spread for such distribution date.


Excess Spread - With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Current Interest on the offered certificates and Interest Carry Forward Amounts on the senior certificates on such distribution date.


Extra Principal Distribution Amount - With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.


Group I Principal Distribution Amount - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both Loan Groups for such distribution date.


Group II Principal Distribution Amount - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both Loan Groups for such distribution date.


Insurance Proceeds - All proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period -- The interest accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.


Interest Carry Forward Amount - With respect to each class of offered certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

      1.    the excess of

            (a)   Current   Interest  for  such  class  with  respect  to  prior
                  distribution dates, over

            (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

      2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds - With respect to each Loan Group and any distribution date, the sum, without duplication, of

      1. all scheduled interest collected in respect of the related mortgage loans during the related Due Period, less the related Servicing Fee, if any, and any related amounts required to be reimbursed to EMC, any Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator as provided in the Agreement,

      2. all advances relating to interest on the related mortgage loans made by the related servicer or the Master Servicer,

      3. all Compensating Interest Payments with respect to the related mortgage loans,

      4. Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case with respect to the mortgage loans in the related Loan Group.

      5. the interest portion of proceeds from mortgage loans in the related Loan Group that were repurchased during the related Due Period, and

      6. the interest portion of the purchase price of the assets of the Trust allocated to the related Loan Group upon exercise by EMC or its designee of its optional termination right;

            minus

      7. any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to the related Loan Group, as provided in the Agreement.

Lender-Paid PMI Rate - With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

Liquidation Proceeds - All net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of mortgage loans, whether through the Trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the related Servicer in connection with the disposition of any such properties, and Subsequent Recoveries.

Margin - With respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A-1 certificates, 0.34% per annum, (ii) with respect to the Class I-A-2 certificates, 0.22% per annum, (iii) with respect to the Class I-A-3 certificates, 0.50% per annum, (iv) with respect to the Class II-A-1 certificates, 0.33% per annum, (v) with respect to the Class II-A-2 certificates, 0.45% per annum, (vi) with respect to the Class M-1 certificates, 0.60% per annum; (vii) with respect to the Class M-2 certificates, 1.10% per annum, (viii) with respect to the Class B-1 certificates, 1.80% per annum, and (ix) with respect to the Class B-2 certificates,

1.80% per annum; and with respect to any distribution date after the first possible optional termination date and (i) with respect to the Class I-A-1 certificates, 0.68% per annum, (ii) with respect to the Class I-A-2
certificates,   0.44%  per  annum,   (iii)  with  respect  to  the  Class  I-A-3
certificates,   1.00%  per  annum,   (iv)  with  respect  to  the  Class  II-A-1
certificates, 0.66% per annum, (v) with respect to the Class II-A-2 certificates, 0.90% per annum, (vi) with respect to the Class M-1 certificates, 0.90% per annum, (vii) with respect to the Class M-2 certificates, 1.65% per annum, (viii) with respect to the Class B-1 certificates, 2.70% per annum, and
(ix) with respect to the Class B-2 certificates, 2.70% per annum.

Master Servicer Compensation - Compensation to which the Master Servicer will be entitled for its activities under the Agreement, which shall be equal to investment income on funds in the Master Servicer Collection Account and the Distribution Account.

Master Servicer - Wells Fargo Bank, National Association.

Moody's - Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement - The Mortgage Loan Purchase Agreement, dated as of August 31, 2004, between the Depositor and EMC Mortgage Corporation.

Net Rate Cap - With respect to any distribution date and (i) the Class I-A certificates and the Class II-A certificates, the weighted average of the Net Rates on the mortgage loans in the related Loan Group, weighted on the basis of the Stated Principal Balances thereof as of the beginning of the related Due Period and (ii) the Class M-1, the Class M-2, the Class B-1 and the Class B-2 certificates, the weighted average of the Net Rates on the mortgage loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Loan Group, the Certificate Principal Balance of the related classes of senior certificates, in each case, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net Rate - For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender-Paid PMI Rate, if any, attributable thereto, expressed as a per annum rate.

Other Certificates - The Class R, Class XP and Class B-IO certificates.

Overcollateralization Amount - With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for such distribution date over (b) the Certificate Principal Balances of the offered certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Target Amount - Approximately $3,790,520.

Prepayment Period - With respect to a distribution date, the immediately preceding calendar month in the case of the mortgage loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount - With respect to each distribution date, equal to

      1. the sum of the Principal Funds for both Loan Groups for such distribution date, plus

      2.    any Extra Principal Distribution Amount for such distribution date.

Principal Funds - with respect to each Loan Group, the sum, without duplication, of

      1. the scheduled principal collected on the mortgage loans in the related Loan Group during the related Due Period or advanced on or before the related servicer advance date,

      2. prepayments in respect of the mortgage loans in the related Loan Group, exclusive of any prepayment charges, collected in the related Prepayment Period,

      3. the Stated Principal Balance of each mortgage loan in the related Loan Group that was repurchased by the Depositor or the related Servicer during the related Due Period,

      4. the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a mortgage loan in the related Loan Group during the related Due Period,

      5. Insurance Proceeds and all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the mortgage loans in the related Loan Group, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

      6. the principal portion of the purchase price of the assets of the Trust allocated to the related Loan Group upon the exercise by EMC or its designee of its optional termination right; minus

      7. any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to the related Loan Group, as provided in the Agreement.

Rating Agencies - S&P and Moody's.

Record Date - The Business Day preceding the applicable distribution date so long as the offered certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs.

Realized Loss - The excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

Regular Certificates -- All Classes of Certificates other than the Residual Certificates.

Remaining Excess Spread - With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

Repurchase Price - With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (i) (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase reduced by (b) any portion of the Servicing Fee or advances payable to the purchaser of the mortgage loan and (ii) any costs and damages incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws.

Residual Certificates -- The Class R certificates. There will be a separate Class R certificate with a specific designation for each REMIC election that is made.

Rolling Three-Month Delinquency Average - With respect to a distribution date, the average of a fraction, calculated for that distribution date and each of the immediately preceding two distribution dates, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent as of the related distribution date (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related Mortgaged Property has been acquired by the Trust) and the denominator of which is the aggregate Stated Principal Balance of mortgage loans as of the related distribution date.

Rules - The rules, regulations and procedures creating and affecting DTC and its operations.

S&P - Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Servicing Fee - With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate, on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing Fee Rate - For each mortgage loan (i) a per annum rate of 0.375% with respect to EMC, (ii) a per annum rate of 0.250% with respect to GreenPoint and
(iii) a per annum rate of either 0.250% or 0.375%, as set forth on the mortgage loan schedule, with respect to other Servicers.

Stated Principal Balance - For any mortgage loan, with respect to any distribution date: the principal balance thereof as of the Cut-off Date minus the sum of:

      1. the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

      2. all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

      3. any Realized Loss thereon incurred prior to or during the related Prepayment Period.

      The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - the earlier to occur of

      1. the distribution date on which the aggregate Certificate Principal Balance of the Class I-A certificates and Class II-A certificates has been reduced to zero and

      2.    the later to occur of

            (a)   the distribution date occurring in September 2007 and

            (b) the first distribution date for which the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount divided by the sum of the Stated Principal Balances of the mortgage loans for such distribution date, is greater than or equal to approximately 12.90%.

Subordinate Certificates - The Class M-1, Class M-2, Class B-1 and Class B-2 certificates.

Subsequent Recoveries - As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses

(including, but not limited to, recoveries in respect of the representations and warranties made by the Seller) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event - With respect to a distribution date on or after the Stepdown Date, an event that exists if either (i) the Rolling Three-Month Delinquency Average exceeds 50% of a fraction, the numerator of which is the sum of the Certificate Principal Balances of the Subordinate Certificates and the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans for such distribution date or (ii) the percentage of the cumulative losses on the mortgage loans as of such date of determination is greater than the applicable percentage listed below of the aggregate principal balances of the mortgage loans as of the closing date:

                             Months   Percentage
                             ------   ----------
                             37 - 48     0.70%
                             49 - 60     1.10%
                             61 - 72     1.45%
                               73+       1.70%

Trust - Bear Stearns ALT-A Trust 2004-10.

Trustee - JPMorgan Chase Bank.

Unpaid Realized Loss Amount - With respect to any class of offered certificates and as to any distribution date, the excess of

      1.    Applied Realized Loss Amounts with respect to such class over

      2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

      Any amounts distributed to a class of offered certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                                                                         ANNEX I

                        Class I-A        I-A            Class II-A       Class II-A      Class M-1       Class M-1
                         Notional       Strike          Notional          Strike         Notional          Strike
Distribution Date        Balance ($)    Rate(%)         Balance ($)        Rate (%)      Balance ($)       Rate (%)
-----------------       ---------       -----           ----------       ----------      ---------       ---------
  September 2004     474,642,000.00      5.25           538,509,000.00      5.34         25,992,000.00       5.04
   October 2004      420,300,483.28      5.25           485,697,024.81      5.34         25,992,000.00       5.04
  November 2004      412,805,128.09      5.25           477,023,121.33      5.34         25,992,000.00       5.04
  December 2004      405,433,454.46      5.25           468,492,603.04      5.34         25,992,000.00       5.04
   January 2005      398,183,425.24      5.25           460,103,105.50      5.34         25,992,000.00       5.04
  February 2005      391,053,036.83      5.25           451,852,303.20      5.34         25,992,000.00       5.04
    March 2005       384,040,318.55      5.25           443,737,908.90      5.34         25,992,000.00       5.04
    April 2005       377,143,332.16      5.25           435,757,673.02      5.34         25,992,000.00       5.04
     May 2005        370,360,171.30      5.25           427,909,383.03      5.34         25,992,000.00       5.04
    June 2005        363,688,960.97      5.25           420,190,862.81      5.34         25,992,000.00       5.04
    July 2005        357,127,857.02      5.25           412,599,972.06      5.34         25,992,000.00       5.04
   August 2005       350,675,045.63      5.25           405,134,605.75      5.34         25,992,000.00       5.04
  September 2005     344,328,742.83      5.25           397,792,693.47      5.34         25,992,000.00       5.04
   October 2005      338,087,194.00      5.25           390,572,198.94      5.34         25,992,000.00       5.04
  November 2005      331,948,673.37      5.25           383,471,119.38      5.34         25,992,000.00       5.04
  December 2005      325,911,483.59      5.25           376,487,485.00      5.34         25,992,000.00       5.04
   January 2006      319,973,955.22      5.25           369,619,358.43      5.34         25,992,000.00       5.04
  February 2006      314,134,446.27      5.25           362,864,834.21      5.34         25,992,000.00       5.04
    March 2006       308,391,341.81      5.25           356,222,038.27      5.34         25,992,000.00       5.04
    April 2006       302,743,053.43      5.25           349,689,127.39      5.34         25,992,000.00       5.04
     May 2006        297,188,018.90      5.25           343,264,288.69      5.34         25,992,000.00       5.04
    June 2006        291,724,701.66      5.25           336,945,739.17      5.34         25,992,000.00       5.04
    July 2006        286,351,590.46      5.25           330,731,725.17      5.34         25,992,000.00       5.04
   August 2006       281,062,712.92      5.25           324,614,844.57      5.34         25,992,000.00       5.04
  September 2006     275,860,193.01      5.25           318,597,192.59      5.34         25,992,000.00       5.04
   October 2006      270,743,653.82      5.25           312,679,214.77      5.34         25,992,000.00       5.04
  November 2006      265,711,677.54      5.25           306,859,265.03      5.34         25,992,000.00       5.04
  December 2006      260,762,869.69      5.25           301,135,724.40      5.34         25,992,000.00       5.04
   January 2007      255,895,858.77      5.25           295,507,000.60      5.34         25,992,000.00       5.04
  February 2007      251,109,295.85      5.25           289,971,527.59      5.34         25,992,000.00       5.04
    March 2007       246,401,854.20      5.25           284,527,765.15      5.34         25,992,000.00       5.04
    April 2007       241,772,228.96      5.25           279,174,198.43      5.34         25,992,000.00       5.04
     May 2007        237,219,136.73      5.25           273,909,337.58      5.34         25,992,000.00       5.04
    June 2007        232,741,315.25      5.25           268,731,717.27      5.34         25,992,000.00       5.04
    July 2007        228,337,523.07      5.25           142,899,607.40      5.34         25,992,000.00       5.04
   August 2007        90,561,530.47      5.25           139,901,115.49      5.34         25,992,000.00       5.04
  September 2007      88,513,894.60      5.25           136,952,127.65      5.34         25,992,000.00       5.04
   October 2007       88,513,894.60      6.25           136,952,127.65      6.34         25,992,000.00       6.04
  November 2007       88,513,894.60      6.25           136,952,127.65      6.34         25,992,000.00       6.04
  December 2007       88,513,894.60      6.25           136,952,127.65      6.34         25,992,000.00       6.04
   January 2008       88,513,894.60      6.25           136,952,127.65      6.34         25,992,000.00       6.04
  February 2008       88,513,894.60      6.25           136,952,127.65      6.34         22,199,981.28       6.04
    March 2008        88,513,894.60      6.25           136,952,127.65      6.34         18,014,331.19       6.04
    April 2008        88,513,894.60      6.25           136,952,127.65      6.34         13,898,026.03       6.04
     May 2008         87,471,061.14      6.25           135,450,639.68      6.34         12,394,242.01       6.04
    June 2008         85,923,916.69      6.25           133,223,111.50      6.34         12,187,882.57       6.04
    July 2008         84,402,378.09      6.25           131,032,523.71      6.34         11,984,942.51       6.04
   August 2008        82,906,022.75      6.25           128,878,265.84      6.34         11,785,365.34       6.04
  September 2008      81,434,435.03      6.25           126,759,737.53      6.34         11,589,095.51       6.04
   October 2008       79,987,206.14      6.25           124,676,348.28      6.34         11,396,078.41       6.04
  November 2008       78,563,934.03      6.25           122,627,517.35      6.34         11,206,260.30       6.04
  December 2008       77,164,223.27      6.25           120,612,673.57      6.34         11,019,588.34       6.04
   January 2009       75,787,684.93      6.25           118,631,255.17      6.34         10,836,010.55       6.04
  February 2009       74,433,936.51      6.25           116,682,709.67      6.34         10,655,475.82       6.04
    March 2009        73,102,601.80      6.25           114,766,493.67      6.34         10,477,933.87       6.04
    April 2009        71,793,310.77      6.25           112,882,072.76      6.34         10,303,335.26       6.04


                        Class I-A        I-A            Class II-A       Class II-A      Class M-1       Class M-1
                         Notional       Strike          Notional          Strike         Notional          Strike
Distribution Date        Balance ($)    Rate(%)         Balance ($)        Rate (%)      Balance ($)       Rate (%)
-----------------       ---------       -----           ----------       ----------      ---------       ---------

     May 2009         70,505,699.53      6.25           111,028,921.33      6.34         10,131,631.36       6.04
    June 2009         69,236,669.59      6.25           109,206,522.42      6.34          9,962,624.51       6.04
    July 2009         67,988,689.05      6.25           107,414,367.61      6.34          9,796,421.86       6.04
   August 2009        66,759,491.20      6.25           105,647,526.84      6.34          9,632,629.95       6.04


                        Class M-2        M-2            Class B-1        Class B-1       Class B-2       Class B-2
                         Notional       Strike          Notional          Strike         Notional          Strike
Distribution Date        Balance ($)    Rate(%)         Balance ($)        Rate (%)      Balance ($)       Rate (%)
-----------------       ---------       -----           ----------       ----------      ---------       ---------
  September 2004      20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   October 2004       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  November 2004       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  December 2004       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   January 2005       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  February 2005       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    March 2005        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    April 2005        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
     May 2005         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    June 2005         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    July 2005         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   August 2005        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  September 2005      20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   October 2005       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  November 2005       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  December 2005       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   January 2006       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  February 2006       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    March 2006        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    April 2006        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
     May 2006         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    June 2006         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    July 2006         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   August 2006        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  September 2006      20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   October 2006       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  November 2006       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  December 2006       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   January 2007       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  February 2007       20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    March 2007        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    April 2007        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
     May 2007         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    June 2007         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
    July 2007         20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   August 2007        20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
  September 2007      20,578,000.00      4.54            10,830,000.00       3.84        8,664,000.00       3.84
   October 2007       20,578,000.00      5.54             9,933,648.37       4.84        4,646,482.40       4.84
  November 2007       20,045,032.66      5.54             5,711,453.88       4.84        4,569,163.11       4.84
  December 2007       15,463,682.64      5.54             5,616,405.64       4.84        4,493,124.52       4.84
   January 2008       10,958,221.17      5.54             5,522,931.85       4.84        4,418,345.48       4.84
  February 2008       10,319,413.82      5.54             5,431,006.50       4.84        4,344,805.20       4.84
    March 2008        10,147,640.77      5.54             5,340,604.02       4.84        4,272,483.21       4.84
    April 2008         9,978,713.53      5.54             5,251,699.27       4.84        4,201,359.41       4.84
     May 2008          9,812,585.10      5.54             5,164,267.50       4.84        4,131,414.00       4.84
    June 2008          9,649,209.28      5.54             5,078,284.40       4.84        4,062,627.52       4.84
    July 2008          9,488,540.59      5.54             4,993,726.04       4.84        3,994,980.84       4.84
   August 2008         9,330,534.31      5.54             4,910,568.89       4.84        3,928,455.11       4.84
  September 2008       9,175,146.49      5.54             4,828,789.80       4.84        3,863,031.84       4.84
   October 2008        9,022,333.86      5.54             4,748,366.01       4.84        3,798,692.80       4.84
  November 2008        8,872,053.88      5.54             4,669,275.13       4.84        3,735,420.10       4.84
  December 2008        8,724,264.73      5.54             4,591,495.14       4.84        3,673,196.11       4.84
   January 2009        8,578,925.25      5.54             4,515,004.40       4.84        3,612,003.52       4.84
  February 2009        8,435,994.97      5.54             4,439,781.59       4.84        3,551,825.27       4.84
    March 2009         8,295,434.10      5.54             4,365,805.78       4.84        3,492,644.62       4.84
    April 2009         8,157,203.48      5.54             4,293,056.36       4.84        3,434,445.09       4.84
     May 2009          8,021,264.62      5.54             4,221,513.07       4.84        3,377,210.45       4.84
    June 2009          7,887,461.03      5.54             4,151,093.55       4.84        3,320,874.84       4.84


                        Class M-2        M-2            Class B-1        Class B-1       Class B-2       Class B-2
                         Notional       Strike          Notional          Strike         Notional          Strike
Distribution Date        Balance ($)    Rate(%)         Balance ($)        Rate (%)      Balance ($)       Rate (%)
-----------------       ---------       -----           ----------       ----------      ---------       ---------
    July 2009          7,755,877.54      5.54             4,081,842.44       4.84        3,265,473.95       4.84
   August 2009         7,626,202.64      5.54             4,013,595.81       4.84        3,210,876.65       4.84


                                   APPENDIX A

                           MORTGAGE LOAN ASSUMPTIONS

                                                                           Original
                                                              Current       Term to    Remaining
                                              Current           Net        Maturity     Term to                          Initial
                             Current          Mortgage        Mortgage     (in          Maturity         Gross        Periodic Rate
Loan Number  Loan Group    Balances($)        Rate (%)        Rate (%)      Months)   (in Months)      Margin (%)        Cap (%)
-----------  ----------    --------------     -----------     -----------   -------   -----------      ----------       ----------
     1           I           1,612,596.96      6.69724242      6.32224242     360         358           2.250000        5.47954000
     2           I          22,320,224.13      4.24717685      3.87217685     360         359           2.898264          No Cap
     3           I           3,194,067.76      5.23915818      4.86415818     360         358           2.423841        1.69839000
     4           I             859,805.70      4.84658116      4.47158116     360         358           2.375000        2.00000000
     5           I          10,947,329.25      5.83645606      5.40579620     360         359           2.533113        3.92239000
     6           I           4,518,262.42      6.15750973      5.78250973     360         358           2.661458        3.00000000
     7           I           2,907,800.00      6.65278303      6.21726047     360         359           2.750000        6.00000000
     8           I           5,641,958.36      6.52027965      6.14527965     360         359           3.190952        3.46770000
     9           I           9,894,665.32      5.17712071      4.80212071     360         358           2.250000        2.93948000
    10           I          89,866,972.90      5.68888534      5.43329757     360         359           2.271272        2.01672000
    11           I          15,135,520.22      5.56990202      5.30041625     360         359           2.302801        2.10309000
    12           I          12,203,735.54      5.57333845      5.19833845     360         359           2.298583        5.23477000
    13           I          77,275,511.49      6.24875927      5.96507347     360         359           2.680106        4.52633000
    14           I           4,182,849.98      6.02000131      5.45822675     360         358           2.801087        6.00000000
    15           I           6,656,902.89      6.09124012      5.76047200     360         359           2.567969        4.63675000
    16           I          45,048,194.27      5.62780881      5.25280881     360         358           2.250000        4.72514000
    17           I           4,498,397.50      5.66523648      5.29023648     360         356           2.283345        4.59986000
    18           I          17,594,113.18      6.02940437      5.65440437     360         358           2.250000        4.93892000
    19           I          71,254,326.25      6.34365472      5.96362064     360         359           2.265989        5.26232000
    20           I          57,381,649.35      6.37551803      6.04075151     360         359           2.537681        5.11189000
    21           I          20,855,488.52      6.24186469      5.86626793     360         359           2.563554        5.24761000
    22           I          13,112,580.00      4.77221788      4.39721788     360         359           3.172576          No Cap
    23           I           5,580,999.98      4.69932135      4.32432135     360         357           2.989807        1.00000000
    24           I             580,000.00      4.12500000      3.75000000     360         358           2.750000          No Cap
    25           I           1,072,812.19      4.52723479      4.15223479     360         358           2.653245        1.00000000
    26           I             898,750.00      5.51373435      5.13873435     360         354           2.250000        5.00000000
    27           I             348,872.21      5.62500000      5.25000000     360         357           2.250000        5.00000000



                                                                           Original
                                                              Current       Term to    Remaining
                                              Current           Net        Maturity     Term to                          Initial
                             Current          Mortgage        Mortgage     (in          Maturity         Gross        Periodic Rate
Loan Number  Loan Group    Balances($)        Rate (%)        Rate (%)      Months)   (in Months)      Margin (%)        Cap (%)
-----------  ----------    --------------     -----------     -----------   -------   -----------      ----------       ----------
    28           I             251,200.00      6.25000000      5.87500000     360         359           2.250000        5.00000000
    29           I             932,400.00      6.17800837      5.85830920     360         360           2.471203        5.00000000
    30           I             739,190.03      5.50000000      5.12500000     360         359           2.250000        5.00000000
    31           II          9,016,906.89      4.14953518      3.77453518     360         359           2.845822          No Cap
    32           II          7,336,801.48      4.87982854      4.50482854     356         354           2.375000        1.75399000
    33           II            149,150.00      5.25000000      4.87500000     360         360           3.750000          No Cap
    34           II         11,720,920.83      4.70886939      4.33386939     360         358           2.828542        1.02054000
    35           II         12,673,243.07      4.42587061      4.05087061     360         359           2.672082          No Cap
    36           II            823,503.74      5.36942441      4.99442441     360         359           3.126214        1.14060000
    37           II            240,300.00      5.12500000      4.75000000     360         360           3.125000          No Cap
    38           II          2,031,535.19      3.41761206      3.16761206     360         354           2.750000        6.00000000
    39           II          5,901,120.64      5.88991110      5.51491110     360         358           2.847800        3.00000000
    40           II          1,744,706.95      5.95638329      5.58138329     360         358           2.705186        5.64149000
    41           II         15,325,397.97      5.51419859      5.11029314     360         359           2.441283        3.48475000
    42           II         11,354,966.66      5.95276885      5.55420919     360         359           2.728517        3.79349000
    43           II            912,100.00      6.50158974      6.12658974     360         357           2.250000        2.00000000
    44           II         17,155,414.87      5.32983165      4.95483165     360         358           2.236148        2.87033000
    45           II          6,464,541.89      5.43368138      5.05868138     360         358           2.250000        2.79164000
    46           II         24,819,304.04      5.65651921      5.23290332     360         359           2.321837        4.28168000
    47           II        112,107,885.40      6.17344950      5.91237322     360         359           2.731937        4.86844000
    48           II          2,216,532.13      5.90864656      5.53364656     360         359           2.750000        6.00000000
    49           II         15,218,434.75      6.27118498      5.91045837     360         359           2.739750        4.55538000
    50           II         67,521,813.30      5.85367374      5.47867374     360         358           2.250295        4.83683000
    51           II         37,120,971.95      6.17831987      5.80331987     360         358           2.250000        4.99379000
    52           II        113,398,296.40      6.31117317      5.93225777     360         359           2.257287        5.24435000
    53           II            304,000.00      6.50000000      6.12500000     360         359           2.250000        5.00000000
    54           II         60,749,978.89      6.47550401      6.17853306     360         359           2.612205        5.03653000
    55           II         33,077,097.65      6.38655066      6.01458784     360         359           2.440287        5.21587000
    56           II            186,400.00      5.87500000      5.50000000     360         360           2.250000        5.00000000
    57           II            701,637.20      5.79431165      5.41931165     360         357           2.250000        5.00000000
    58           II            745,049.08      5.78561315      5.41061315     360         357           2.250000        5.00000000
    59           II          1,173,700.00      6.00170401      5.62670401     360         358           2.250000        5.00000000


                                                                           Original
                                                              Current       Term to    Remaining
                                              Current           Net        Maturity     Term to                          Initial
                             Current          Mortgage        Mortgage     (in          Maturity         Gross        Periodic Rate
Loan Number  Loan Group    Balances($)        Rate (%)        Rate (%)      Months)   (in Months)      Margin (%)        Cap (%)
-----------  ----------    --------------     -----------     -----------   -------   -----------      ----------       ----------
    60           II            976,000.00      6.96109119      6.71109119     360         359           2.750000        5.00000000
    61           II            277,816.96      6.17752206      5.87158732     360         359           2.526261        5.00000000
    62           II          1,452,099.98      6.62633426      6.36500584     360         357           2.704686        5.09063000
    63           II            299,105.69      6.59323865      6.21823865     360         358           2.250000        5.00000000
    64           II            160,361.81      6.75000000      6.50000000     360         358           2.750000        5.00000000
    65           II            281,407.76      7.14343973      6.76843973     360         359           2.250000        5.00000000


                                                                                           Number of
                                                                              Number of      Months
                                               Maximum                         Months       between
                            Subsequent         Lifetime                         Until      Subsequent    Remaining
   Loan         Loan       Periodic Rate       Mortgage                      First Rate       Rate       Interest
  Number       Number        Cap (%)           Rate (%)          Index       Adjustment    Adjustment   Only Months
  ------       ------        -------           --------          -----       ----------    ----------   -----------
     1           I          1.47954000       12.17678113      6 Mo. LIBOR        118           6            118
     2           I            No Cap         12.00000000      1 Mo. LIBOR         1            1            119
     3           I          1.67502000       11.53362832      1 Mo. LIBOR         1            1            118
     4           I          2.00000000       10.84658116      1 Mo. LIBOR         1            1            N/A
     5           I          1.00000000       11.17972758      6 Mo. LIBOR        23            6            119
     6           I          1.00000000       11.15750973      6 Mo. LIBOR        22            6            22
     7           I          1.00000000       12.65278303      6 Mo. LIBOR        23            6            59
     8           I          1.00000000       11.67617886      6 Mo. LIBOR        23            6            N/A
     9           I          2.00000000       10.31606181      1 Yr. LIBOR        34            12           118
    10           I          2.00000000       11.68888534      1 Yr. LIBOR        35            12           35
    11           I          2.00000000       11.46681644      1 Yr. LIBOR        35            12           N/A
    12           I          1.61870000       11.31826127      6 Mo. LIBOR        35            6            119
    13           I          1.00000000       12.13581145      6 Mo. LIBOR        35            6            35
    14           I          1.00000000       12.02000132      6 Mo. LIBOR        34            6            58
    15           I          1.17888000       12.02376685      6 Mo. LIBOR        35            6            N/A
    16           I          2.00000000       10.71942719      1 Yr. LIBOR        58            12           118
    17           I          2.00000000       10.92186120      1 Yr. LIBOR        56            12           56
    18           I          2.00000000       11.02940436      1 Yr. LIBOR        58            12           N/A
    19           I          1.23034000       11.60597424      6 Mo. LIBOR        59            6            119
    20           I          1.00000000       11.48741182      6 Mo. LIBOR        59            6            59
    21           I          1.06568000       11.48947468      6 Mo. LIBOR        59            6            N/A
    22           I            No Cap         12.00000000      6 Mo. LIBOR         5            6            119
    23           I          1.00000000       10.71575210      6 Mo. LIBOR         3            6            117
    24           I            No Cap         12.00000000      6 Mo. LIBOR         4            6            58
    25           I          1.00000000       10.52723479      6 Mo. LIBOR         4            6            N/A
    26           I          2.00000000       10.51373435      1 Yr. LIBOR        78            12           78
    27           I          2.00000000       10.62500000      1 Yr. LIBOR        81            12           N/A
    28           I          1.00000000       11.25000000      6 Mo. LIBOR        83            6            119
    29           I          1.00000000       11.17800836      6 Mo. LIBOR        84            6            84
    30           I          1.00000000       10.50000000      6 Mo. LIBOR        83            6            N/A



                                                                                           Number of
                                                                              Number of      Months
                                               Maximum                         Months       between
                            Subsequent         Lifetime                         Until      Subsequent    Remaining
   Loan         Loan       Periodic Rate       Mortgage                      First Rate       Rate       Interest
  Number       Number        Cap (%)           Rate (%)          Index       Adjustment    Adjustment   Only Months
  ------       ------        -------           --------          -----       ----------    ----------   -----------

    31           II           No Cap         12.00000000      1 Mo. LIBOR         1            1            119
    32           II         1.75399000       11.45695001      1 Mo. LIBOR         1            1            118
    33           II           No Cap         12.00000000      1 Mo. LIBOR         1            1            N/A
    34           II         1.02054000       11.04321945      6 Mo. LIBOR         4            6            118
    35           II           No Cap         11.89525964      6 Mo. LIBOR         5            6            119
    36           II         1.14060000       11.36942441      6 Mo. LIBOR         5            6            N/A
    37           II           No Cap         12.00000000      6 Mo. LIBOR         6            6            N/A
    38           II         2.00000000        9.35569389       1 Yr. TRES         8            12           N/A
    39           II         1.00000000       10.97328509      6 Mo. LIBOR        22            6            22
    40           II         1.00000000       11.83687898      6 Mo. LIBOR        22            6            58
    41           II         1.00000000       10.67578330      6 Mo. LIBOR        23            6            119
    42           II         1.00510000       11.22172660      6 Mo. LIBOR        23            6            N/A
    43           II         2.00000000       12.50158974      1 Yr. LIBOR        33            12           33
    44           II         2.00725000       10.47180879      1 Yr. LIBOR        34            12           118
    45           II         2.00000000       10.64203657      1 Yr. LIBOR        34            12           N/A
    46           II         1.32480000       11.08597047      6 Mo. LIBOR        35            6            119
    47           II         1.00189000       12.12316847      6 Mo. LIBOR        35            6            35
    48           II         1.00000000       11.90864656      6 Mo. LIBOR        35            6            59
    49           II         1.07450000       12.01553093      6 Mo. LIBOR        35            6            N/A
    50           II         2.00000000       10.90570586      1 Yr. LIBOR        58            12           118
    51           II         2.00000000       11.17831987      1 Yr. LIBOR        58            12           N/A
    52           II         1.23317000       11.56022652      6 Mo. LIBOR        59            6            119
    53           II         1.00000000       11.50000000      6 Mo. LIBOR        59            6            35
    54           II         1.01226000       11.52104575      6 Mo. LIBOR        59            6            59
    55           II         1.18424000       11.60951342      6 Mo. LIBOR        59            6            N/A
    56           II         2.00000000       10.87500000      1 Yr. LIBOR        60            12           60
    57           II         2.00000000       10.79431165      1 Yr. LIBOR        81            12           117
    58           II         2.00000000       10.78561315      1 Yr. LIBOR        81            12           N/A
    59           II         1.00000000       11.00170401      6 Mo. LIBOR        82            6            118
    60           II         1.00000000       11.96109119      6 Mo. LIBOR        83            6            83
    61           II         1.00000000       11.17752206      6 Mo. LIBOR        83            6            N/A


                                                                                           Number of
                                                                              Number of      Months
                                               Maximum                         Months       between
                            Subsequent         Lifetime                         Until      Subsequent    Remaining
   Loan         Loan       Periodic Rate       Mortgage                      First Rate       Rate       Interest
  Number       Number        Cap (%)           Rate (%)          Index       Adjustment    Adjustment   Only Months
  ------       ------        -------           --------          -----       ----------    ----------   -----------

    62           II         1.09063000       11.71696163      6 Mo. LIBOR        117           6            117
    63           II         2.00000000       11.59323865      1 Yr. LIBOR        118           12           118
    64           II         1.00000000       11.75000000      6 Mo. LIBOR        118           6            N/A
    65           II         2.00000000       12.14343973      1 Yr. LIBOR        119           12           N/A


                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The description herein of the mortgage loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to August 1, 2004, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary.